                                 EXHIBIT 10.13

Lakeland Facility


================================================================================


                          O P E R A T I N G  L E A S E


                      HEALTH CARE PROPERTY INVESTORS, INC.

                                     Lessor

                                       AND

                            CARDINAL OF INDIANA, INC.

                                     Lessee


                           Dated as of March 28, 1991


================================================================================

                                TABLE OF CONTENTS

Article                                                                   Page
                                                                          ----

ARTICLE I............................................................  1
      1.    Leased Property; Term....................................  1

ARTICLE II...........................................................  2
      2.    Definitions..............................................  2

ARTICLE III..........................................................  9
      3.1   Rent.....................................................  9
      3.2   Quarterly Calculation and Payment of
            Additional Rent; Annual Reconciliation................... 10
      3.3   Confirmation of Additional Rent.......................... 11
      3.4   Additional Charges....................................... 12
      3.5   Late Payment of Rent..................................... 12
      3.6   Net Lease................................................ 13
      3.7   Separate Account......................................... 13

ARTICLE IV........................................................... 13
      4.1   Payment of Impositions................................... 13
      4.2   Notice of Impositions.................................... 14
      4.3   Adjustment of Impositions................................ 14
      4.4   Utility Charges.......................................... 14
      4.5   Insurance Premiums....................................... 14
      4.6   Impound Account.......................................... 14

ARTICLE V............................................................ 15
      5.1   No Termination, Abatement, etc........................... 15

ARTICLE VI........................................................... 16
      6.1   Ownership of the Leased Property......................... 16
      6.2   Personal Property........................................ 16
      6.3   Option to Purchase Personal Property..................... 16
      6.4   Transfer of Personal Property to Lessor.................. 16

ARTICLE VII.......................................................... 17
      7.1   Condition of the Leased Property......................... 17
      7.2   Use of the Leased Property............................... 17
      7.3   Lessor to Grant Easements, etc........................... 19

ARTICLE VIII......................................................... 19
      8.1   Compliance with Legal and Insurance
      Requirements, Instruments, etc................................. 19
      8.2   Legal Requirement Covenants.............................. 20

ARTICLE IX........................................................... 21
      9.1   Maintenance and Repair................................... 21
      9.2   Encroachments, Restrictions, Mineral
            Leases, etc.............................................. 22

ARTICLE X............................................................ 23
      10.   Construction of Capital Additions to the
            Leased Property.......................................... 23

ARTICLE XI........................................................... 23
      11.   Liens.................................................... 23

ARTICLE XII.......................................................... 24
      12.   Permitted Contests....................................... 24

ARTICLE XIII......................................................... 25
      13.1  General Insurance Requirements........................... 25
      13.2  Replacement Cost......................................... 26
      13.3  Additional Insurance..................................... 26
      13.4  Waiver of Subrogation.................................... 27
      13.5  Form Satisfactory, etc................................... 27
      13.6  Increase in Limits....................................... 27
      13.7  Blanket Policy........................................... 27
      13.8  No Separate Insurance.................................... 28

ARTICLE XIV.......................................................... 28
      14.1  Insurance Proceeds....................................... 28
      14.2  Reconstruction in the Event of Damage or
            Destruction Covered by Insurance......................... 28
      14.3  Reconstruction in the Event of Damage or
            Destruction Not Covered by Insurance..................... 29
      14.4  No Abatement of Rent..................................... 30
      14.5  Termination of Rights of First Refusal and
            Option to Purchase....................................... 30
      14.6  Waiver................................................... 30
      14.7  New Personal Property.................................... 30

ARTICLE XV........................................................... 30
      15.   Condemnation............................................. 30
      15.1  Definitions.............................................. 30
      15.2  Parties, Rights and Obligations.......................... 31
      15.3  Total Taking............................................. 31
      15.4  Partial Taking........................................... 31
      15.5  Restoration.............................................. 31
      15.6  Award-Distribution....................................... 31
      15.7  Temporary Taking......................................... 31

ARTICLE XVI.......................................................... 32
      16.1  Events of Default........................................ 32
      16.2  Certain Remedies......................................... 35
      16.3  Damages.................................................. 35
      16.4  Appointment of Receiver.................................. 37
      16.5  Lessee's Obligation to Purchase.......................... 37
      16.6  Waiver................................................... 37
      16.7  Application of Funds..................................... 37
      16.8  Facility Operating Deficiencies.......................... 37

ARTICLE XVII......................................................... 39
      17.   Lessor's Right to Cure Lessee's Default.................. 39

ARTICLE XVIII........................................................ 39
      18.   Provisions Relating to Purchase-of the
            Leased Property.......................................... 39

ARTICLE XIX.......................................................... 40
      19.   Renewal Terms............................................ 40

ARTICLE XX........................................................... 40
      20.   Holding Over............................................. 40

ARTICLE XXI.......................................................... 41
      21.1  Letters of Credit........................................ 41
      21.2  Times for Obtaining Letters of Credit.................... 41
      21.3  Amounts for Letters of Credit............................ 42
      21.4  Uses of Letters of Credit................................ 42
      21.5  Promissory Note.......................................... 42

ARTICLE XXII......................................................... 43
      22.   Risk of Loss............................................. 43

ARTICLE XXIII........................................................ 43
      23.   Indemnification.......................................... 43

ARTICLE XXIV......................................................... 44
      24.   Subletting and Assignment................................ 44

ARTICLE XXV.......................................................... 46
      25.   Officer's Certificates and Financial
            Statements............................................... 46

ARTICLE XXVI......................................................... 49
      26.   Lessor's Right to Inspect................................ 49

ARTICLE XXVII........................................................ 50
      27.   No Waiver................................................ 50

ARTICLE XXVIII....................................................... 50
      28.   Remedies Cumulative...................................... 50

ARTICLE XXIX......................................................... 50
      29.   Acceptance of Surrender.................................. 50

ARTICLE XXX.......................................................... 50
      30.   No Merger of Title....................................... 50

ARTICLE XXXI......................................................... 50
      31.   Conveyance by Lessor..................................... 50

ARTICLE XXXII........................................................ 51
      32.   Quiet Enjoyment.......................................... 51

ARTICLE XXXIII....................................................... 51
      33.   Notices.................................................. 51

ARTICLE XXXIV........................................................ 52
      34.1  Appraisers............................................... 52

ARTICLE XXXV......................................................... 53
      35.1  First Refusal to Purchase................................ 53
      35.2  Lessee's Option to Purchase the Leased
            Property................................................. 54

ARTICLE XXXVI........................................................ 54
      36.1  Lessor May Grant Liens................................... 54
      36.2  Breach by Lessor......................................... 55

ARTICLE XXXVII....................................................... 55
      37.1  Arbitration.............................................. 55
      37.2  Appointment of Arbitrators............................... 55
      37.3  Third Arbitrator......................................... 56
      37.4  Arbitration Procedure.................................... 56
      37.5  Expenses................................................. 56

ARTICLE XXXVIII...................................................... 56
      38.   Miscellaneous............................................ 56

ARTICLE XXXIX........................................................ 57
      39.   Memorandum of Lease...................................... 57

ARTICLE XL........................................................... 58
      40.   Sale of Real Estate Assets............................... 58

ARTICLE XLI.......................................................... 58
      41.   Subdivision.............................................. 58

ARTICLE XLII......................................................... 58
      42.   Authority................................................ 58

ARTICLE XLIII........................................................ 59
      43.   Attorneys' Fees.......................................... 59

LIST OF EXHIBITS

Exhibit A   Legal Description of the Land

Exhibit B   Renewal and Purchase Group

Exhibit C   Form of Promissory Note

                                      LEASE

      THIS LEASE ("Lease") is dated as of the 28th day of March, 1991, and is between HEALTH CARE PROPERTY INVESTORS, INC. ("Lessor"), a Maryland corporation, having its principal office at 10990 Wilshire Boulevard, Suite 1200, Los Angeles, California 90024, and CARDINAL OF INDIANA, INC. ("Lessee"), a Kentucky corporation, having its principal executive offices at 1300 Hurstbourne Place, 9300 Shelbyville Road, Louisville Kentucky 40222.

                                    ARTICLE I

      1. Leased Property; Term

            Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee rents from Lessor all of Lessor's rights and interest in and to the following real property, improvements, related rights, fixtures and personal property (collectively the "Leased Property"):

                  (i) the real property described in Exhibit A attached hereto (collectively, the "Land"),

                  (ii) all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land and Capital Additions financed by Lessor (collectively, the "Leased Improvements"),

                  (iii) all easements, rights and appurtenances relating to the Land and the Leased Improvements (collectively, the "Related Rights"),

                  (iv) all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, (collectively the "Fixtures"), and

                  (v) All machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures or other personal property, and consumable inventory and supplies, used or useful in Lessee's business on the Leased Property, including without limitation all items or furniture, furnishings, equipment, supplies and inventory, except items, if any, included within the definition of Fixtures (collectively, the "Personal Property").

SUBJECT, HOWEVER, to the easements, encumbrances, covenants, conditions and restrictions and other matters which affect the Leased Property as of the Commencement Date, to have and to hold for (1) a fixed term (the "Fixed Term") commencing on March 28, 1991 (the "Commencement Date") and ending at midnight on March 27, 2006, and (2) the Extended Terms provided for in Article XIX with respect to the Leased Property other than the Personal Property, unless this Lease is sooner terminated as hereinafter provided; and as to the Personal Property, to have and to hold for a term commencing on the Commencement Date and ending at midnight on March 27, 1996, unless this Lease is sooner terminated as hereinafter provided.

                                   ARTICLE II

      2. Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable (iii) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (iv) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

            Additional Charges: As defined in Article III.

            Additional Rent: As defined in Article III.

            Affiliate: When used with respect to any corporation, the term "Affiliate" shall mean any person which, directly or indirectly, controls or is controlled by or is under common control with such corporation. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person or partnership, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

            Award: As defined in Article XV.

            Base Year: The twelve (12) month period from January 1, 1993 to December 31, 1993.

            Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

            Capital Additions: One or more new buildings, or one or more additional structures annexed to any portion of any of the Leased Improvements, which are constructed on any parcel or portion of the Land, during the Term, including the construction of a new wing or new story, or the repair, replacement, restoration, remodeling or rebuilding of the existing Leased Improvements or any portion thereof where the purpose and effect of such work is to provide a functionally new facility or portion thereof needed to provide services not previously offered in the Leased Improvements.

            Code: The Internal Revenue Code of 1986, as amended. Commencement
Date: As defined in Article 1.

            Condemnation, Condemnor: As defined in Article XV.

            Consolidated Financials: For any fiscal year or other accounting period for Lessee and its consolidated subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with generally accepted accounting principles.

            Consolidated Net Worth: At any time, the sum of the following for Lessee and its consolidated subsidiaries, on a consolidated basis determined in accordance with generally accepted accounting principles:

                  (1) the amount of capital or stated capital (after deducting the cost of any shares held in its treasury), plus

                  (2) the amount of capital surplus and retained earnings (or, in the case of a capital surplus or retained earnings deficit, minus the amount of such deficit), minus

                  (3) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (a) unamortized debt discount and expense; and (b) any write-up in book value of assets resulting from a revaluation thereof subsequent to the most recent Consolidated Financials prior to the date here of, except any net write-up in value of foreign currency in accordance with generally accepted accounting principles; any write-up resulting from a reversal of a reserve for bad debts or depreciation and any write-up resulting from a change in methods of accounting for inventory,

            Contract of Acquisition: An agreement dated March 28, 1991, by and among Cardinal Development Co., Inc, a Kentucky corporation ("Cardinal"), Lessee and Lessor relative to the acquisition by Cardinal of the Leased Property and leased between Lessor and Lessee,

            Date of Taking: As defined in Article XV.

            Encumbrance: As defined in Article XXXVI,

            Extended Terms: As defined in Article XIX.

            Event of Default: As defined in Article XVI.

            Facility: The health care facility being operated or proposed to be operated on the Leased Property.

            Facility Mortgage: As defined in Article XIII.

            Facility Mortgagee: As defined in Article XIII.

            Facility Operating Deficiency: A deficiency in the conduct of the operation of the Facility which, in the reasonable determination of Lessor, if not corrected within a reasonable time, would have the likely effect of jeopardizing the Facility's licensure or certification under government reimbursement programs, based upon communications received from Lessee and governmental agencies with respect thereto.

            Fair Market Rental: As defined in Article XIX.

            Fair Market Value: The fair market value of the Leased Property, including all capital additions and renovations, and (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Article XXXIV or in such other manner as shall be mutually acceptable to Lessor and Lessee, and (c) not taking into account any reduction in value resulting from any indebtedness to which the Leased Property is subject except as expressly provided herein below. In determining such Fair Market Value the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance which is not removed at or prior to the closing of the transaction as to which such Fair Market Value determination is being made shall be taken into account.

            Fiscal Year: The twelve (12) month period from January 1 to December 31.

            Fixed Term: As defined in Article I.

            Fixtures: As defined in Article I.

            Gross Revenues: The term "Gross Revenues" shall mean all revenues received or receivable from or by reason of the operation of the Facility, or any other use of the Leased Property, including without limitation all patient revenues received or receivable for the use of or otherwise by reason of all rooms, beds and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on the Leased Property, including without limitation, and except as provided below, any consideration received under any subletting, licensing, or other arrangements with third parties relating to the possession or use of any portion of the Leased Property; provided, however, that Gross Revenues shall not include (a) revenues from professional fees or charges by physicians and providers of ancillary services, when and to the extent such charges are paid over to such physicians or providers of ancillary services, or are accompanied by separate charges for use of the Facility or any portion thereof, and (b) non-operating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business; and provided, further that there shall be excluded from such revenues:

                  (i) contractual allowances (relating to any period during the Term of the Lease) for billings not paid by or received from the appropriate governmental agencies or third party providers,

                  (ii) all proper patient billing credits and adjustments according to generally accepted accounting principles relating to health care accounting, and

                  (iii) Federal, state or local excise taxes and any tax based upon or measured by said revenues which is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately.

To the extent that the Leased Property is subleased by Lessee, Gross Revenues shall be calculated for all purposes of the Lease by including the Gross Revenues of such sublessees with respect to the subleased property, i.e., the Gross Revenues generated from the operations conducted on such subleased portion of the Leased Property shall be included directly in the Gross Revenues for the purpose of determining Additional Rent payable under this Lease and the rent received or receivable by Lessee from or under such subleases shall be excluded from Gross Revenues for such purpose.

            Guarantors: Cardinal Medical Corporation, Cardinal Care Corporation, Cardinal Development Co., Inc., CHC, Inc., HRO Acquisition Corporation, Randall
J. Bufford and David V. Hall.

            Hazardous Substances: Collectively, any hazardous or toxic substance, material or waste, regulated or listed pursuant to any federal, state or local environmental law, including without limitation, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the occupational Safety and Health Act.

            HCPI: Health Care Property Investors, Inc., a Maryland corporation.

            Impositions: Collectively, all taxes (including, without limitation, all capital stock, franchise and state income taxes of Lessor (or, if Lessor is not HCPI, of HCPI as a result of its investment in Lessor), all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent (including all interest and penalties thereon due to any failure in payment by Lessee), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Lessor or Lessor's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, nothing contained in this Lease shall be construed to require Lessee to pay (1) any federal tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person or (2) any transfer, or net revenue tax of Lessor or any other person except Lessee and its successors or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (4), except as expressly provided elsewhere in this Lease, any principal or interest on any assumed indebtedness on the Leased Property, except to the extent that any tax, assessment, tax levy or charge, which Lessee is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

            Incremental Revenues: The amount by which the Gross Revenues for the current Fiscal Year exceed 95% of the Gross Revenues for the Base Year of the Lease. Incremental Revenues for any partial Fiscal Year shall be the difference between the Gross Revenues for such Partial Fiscal Year and 95% of the Gross Revenues for the corresponding time period of the Base Year.

            Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

            Land: As defined in Article I.

            Lease: As defined in the preamble.

            Leased Improvements: Leased Property: Each as defined in Article I.

            Legal Requirements: All federal, state, county, municipal and other governmental statutes laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property, (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor without the consent to Lessee), at any time in force affecting the Leased Property, or (iii) require the cleanup or other treatment of any Hazardous Substance or other toxic material.

            Lending Institution: Any insurance company, federally insured commercial or savings bank, national banking association, savings and loan association, employees, welfare, pension or retirement fund or system, corporate profit sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, having a net worth of at least $50,000,000.

            Lessee: Cardinal of Indiana, Inc., a Kentucky corporation.

            Lessor: Health Care Property Investors, Inc., a Maryland corporation and its successors and assigns.

            Letter of Credit Date: As defined in Section 21.2.

            Minimum Rent: As defined in Article III.

            Minimum Repurchase Price: The purchase price of the Leased Property at the time of acquisition of the Leased Property by Lessor plus the price paid by Lessor for any additions or renovations to the Leased Property.

            New Personal Property: As defined in Section 6.2.

            Officer's Certificate: A certificate of Lessee signed by an officer authorized to so sign by its board of directors or by-laws.

            Overdue Rate: On any date, a rate equal to 2% above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

            Payment Date: Any due date for the payment of the installments of Minimum Rent, Additional Rent or any other sums payable under this Lease.

            Personal Property: As defined in Article I. Primary Intended Use: As defined in Section 7.2.2.

            Prime Rate: On any date, a rate equal to the annual rate on such date announced by Citibank, N.A. to be its prime rate or base rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law.

            Rent: Collectively, the Minimum Rent, Additional Rent and Additional Charges, all as defined in Article III.

            SEC: Securities and Exchange Commission.

            State: The State or Commonwealth in which the Leased Property is located.

            Subsidiaries: Corporations or partnerships, each of which Lessee owns, directly or indirectly, more than 50% of the voting stock or partnership interest (individually, a "Subsidiary").

            Taking: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of any condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

            Term: Collectively, the Fixed Term and any Extended Terms, as the context may require, unless earlier terminated pursuant to the provisions hereof.

            Transfer consideration: As defined in Article XXIV.

            Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party, under this Lease or any guaranty of this Lease.

            Unsuitable for Its Primary Intended Use: A state or condition of the Facility such that by reason of damage or destruction, or a partial taking by condemnation in the good faith judgment of Lessee, reasonably exercised, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use taking into account, among other relevant factors, the number of usable beds affected by such damage or destruction or partial taking.

                                   ARTICLE III

      3.1 Rent. Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts the following amounts as Minimum Rent (as defined below) and Additional Rent (as defined below) during the Term. Payments of Minimum Rent (as defined below) shall be made by a prearranged payment deposit through the Electronic Automated Clearing House Network ("ACH") initiated by Lessee to Lessor's account at an ACH member bank on the first day of each calendar month. Prior to the Commencement Date of this Lease, Lessee will provide Lessor with a written authorization in a form satisfactory to Lessor authorizing Lessor to debit Lessee's account at an ACH member bank and a voided blank check of Lessee which shows Lessee's account number and the ACH member bank's routing number. Additional Rent (as defined below) shall be paid at Lessor's address set forth above or at such other place or to such other person, firms or corporations as Lessor from time to time may designate in writing.

            (a) Minimum Rent: For the first year of the Lease, the annual sum of $224,100.00, payable in advance in equal consecutive monthly installments of $18,675.00 the first day of each calendar month; provided, however, that the first monthly payment of Minimum Rent shall be payable on the Commencement Date (prorated as to any partial month at the beginning of the Term). If Lessee has failed to provide Lessor with the letter of credit required under Section 21.1 before May 1, 1991, the Minimum Rent shall be increased to the annual sum of $228,600.00, payable in advance in equal consecutive monthly installments of $19,050.00. If Lessee has failed to provide Lessor with the letter of credit required under Section 21.1 before August 1, 1991, the Minimum Rent shall be increased to the annual sum of $233,100.00, payable in advance in equal consecutive monthly installments of $19,425.00. If Lessee has failed to provide Lessor with the letter of credit required under Section 21.1 before November 1, 1991, the Minimum Rent shall be increased to the annual sum of $237,600.00, payable in advance in equal consecutive monthly installments of $19,800.00. Any such increases in the Minimum Rent, and as further increased by the provisions in the next paragraph, shall remain in effect throughout the Term of this Lease whether or not Lessee subsequently provides Lessor with the letter of credit required under Section 21.1.

            Beginning on the first anniversary of the Commencement Date of this Lease and through the end of the tenth year after the Commencement Date of this Lease the Minimum Rent shall be further increased by the annual sum of $5,400.00, and the monthly installments payable on the first day of each calendar month shall be increased by $450.00. Beginning on the tenth anniversary of the Commencement Date of this Lease, the Minimum Rent shall be further increased (but under no circumstances shall the Minimum Rent be decreased) by an amount equal to fifty (50) percent of any increase in the 5-year Treasury Note rate, as quoted in the Wall Street Journal, since the Commencement Date multiplied by the Minimum Repurchase Price.

            (b) Additional Rent: In addition to the Minimum Rent, Lessee shall pay to Lessor Additional Rent. Additional Rent shall first be paid for the quarter ended March 31, 1993 and for each quarter thereafter. Additional Rent shall equal 8.5 percent of Incremental Revenues. Beginning in the fourth year after the Commencement Date of this Lease and in each year thereafter, the Additional Rent shall not be less than seventy five (75) percent of the highest of any of the prior years' Additional Rent.

      3.2 Quarterly Calculation and Payment of Additional Rent; Annual Reconciliation. Lessee shall calculate and pay Additional Rent quarterly as provided for in section 3.1(b) for the portion of the entire Fiscal Year, on a cumulative basis, up to the end of the fiscal quarter then most recently ended, less the Additional Rent paid in such Fiscal Year. Such Additional Rent, adjusted as aforesaid, shall be delivered to the Lessor, together with an Officer's Certificate setting forth the calculation thereof, within thirty (30) days after the end of each fiscal quarter.

      Within thirty (30) days after the end of each Fiscal Year, Lessee shall deliver to Lessor an Officer's Certificate setting forth the Gross Revenues for the Fiscal Year just ended. Upon receipt by Lessor of the officer's Certificate for the Leased Property for the full Fiscal Year, Lessor shall determine the Additional Rent for the Fiscal Year and give Lessee notice of the same together with the calculations upon which the Additional Rent was based. If such Additional Rent exceeds the sum of the quarterly payments of Additional Rent previously paid by Lessee with respect to said Fiscal Year, Lessee shall forthwith pay such deficiency to Lessor. If the Additional Rent for said preceding

Fiscal Year as so determined is less than the amount previously paid with respect thereto by Lessee, Lessor shall, at Lessee's option, either (i) remit to Lessee its check in an amount equal to such difference, or (ii) grant Lessee a credit against the quarterly payment of Additional Rent next coming due.

      Any difference between the annual Additional Rent for any Fiscal Year as shown in said officer's Certificate and the total amount of quarterly payments for such Fiscal Year previously paid by Lessee whether in favor of Lessor or Lessee, shall bear interest at a rate equal to the rate payable on 90-day U.S. Treasury Bills as of January 1 of the year following the close of such Fiscal Year until the amount of such difference shall be paid or otherwise discharged,

      As soon as practicable after the expiration or earlier termination of the Term, a final reconciliation shall be made taking into account, among other relevant adjustments, any unresolved contractual allowances which relate to Gross Revenues accrued prior to such termination date; provided that if the final reconciliation has not been made within six (6) months of such expiration or earlier termination, then a final reconciliation shall be made at that time based on any available relevant information, including Lessee's good faith best estimate of the amount of any unresolved contractual allowances.

      3.3 Confirmation of Additional Rent. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in accordance with generally accepted accounting principles which will accurately record all Gross Revenues and Lessee shall retain for at least three (3) years after the expiration of each Fiscal Year (and in any event until the reconciliation described in Section 3.2 above for such Fiscal Year has been made) reasonably adequate records conforming to such accounting system showing all Gross Revenues for such Fiscal Year. Lessor, at its own expense except as provided hereinbelow, shall have the right from time to time by its accountants or representatives to audit the information set forth in the Officer's Certificate referred to in Section 3.2 and in connection with such audits to examine Lessee's records with respect thereto (including supporting data and sales tax returns) subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations including without limitation any duly enacted "Patients' Bill of Rights" or similar legislation, including such limitations as may be necessary to preserve the confidentiality of the Facility-patient relationship and the physician-patient privilege. If any such audit discloses a deficiency in the payment of Additional Rent. and either Lessee agrees with the result of such audit or the matter is compromised or determined by arbitration under the provisions of this Lease, Lessee shall forthwith pay to Lessor the amount of the deficiency, as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; provided, however, that as to any audit that is commenced more than two (2) years after the date Gross Revenues for any Fiscal Year are reported by Lessee to Lessor, the deficiency, if any, with respect to such Gross Revenues shall bear interest as permitted herein only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or wilful misconduct on the part of Lessee. If any such audit discloses that the Gross Revenues actually received by Lessee for any Fiscal Year exceed those reported by Lessee by more than 2%, Lessee shall pay the reasonable cost of such audit and examination. Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation or arbitration proceedings between the parties and except further that Lessor may disclose such information to prospective lenders or purchasers. The obligations of Lessee contained in this section shall survive the expiration or earlier termination of this Lease.

      3.4 Additional Charges. In addition to the Minimum Rent and Additional Rent, (1) Lessee will also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease, and (2) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (1) above, Lessee will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (1) and (2) above being referred to herein collectively as the "Additional Charges"). To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

      3.5 Late Payment of Rent. Lessee hereby acknowledges that late payment by Lessee to Lessor of Minimum Rent, Additional Rent or Additional Charges will cause Lessor to incur costs not contemplated under the terms of this Lease, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Such costs may include, without limitation, processing and accounting charges and late charges which may be imposed on Lessor by the terms of any mortgage or deed of trust covering the Leased Property and other expenses of a similar or dissimilar nature. Accordingly, Lessor will notify Lessee by facsimile if Lessor has not received any installment of Minimum Rent, Additional Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Lessor) on its due date and if such installment of Minimum Rent, Additional Rent or Additional Charges shall not be paid within three (3) Business Days of Lessee's receipt of such facsimile notice, Lessee will pay Lessor on demand, as Additional Charges, a late charge equal to 5% of such installment or the maximum amount permitted by law, whichever is the lesser. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. In addition, if any installment of Minimum Rent, Additional Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Lessor) shall not be paid on its due date, the amount unpaid shall bear interest, from the due date of such installment to the date of payment thereof, computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) on the amount of such installment, and Lessee will pay such interest to Lessor on demand, as Additional Charges. The payment of said late charge or such interest shall not constitute waiver of, nor excuse or cure, any default under this Lease, nor prevent Lessor from exercising any other rights and remedies available to Lessor.

      3.6 Net Lease. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Minimum Rent, Additional Rent and Additional Charges throughout the Term, all as more fully set forth in Article IV and subject to any other provisions of this Lease which expressly provide for adjustment or abatement of Rent or other charges.

      3.7 Separate Account. Lessee shall deposit the gross receipts of the Facility into a separate, segregated bank account, and Lessee shall provide copies of all bank statements of such account to Lessor.

                                   ARTICLE IV

      4.1 Payment of Impositions. Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and will promptly, upon request, furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Lessee shall file all personal property tax returns in such jurisdictions where it must legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, Lessee will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest. Lessee may, upon notice to Lessor, at Lessee's option and at Lessee's sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

      4.2 Notice of Impositions. Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, but Lessor's failure to give any such notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions.

      4.3 Adjustment of Impositions. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof shall survive such termination.

      4.4 Utility Charges. Lessee will pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property during the Term.

      4.5 Insurance Premiums. Lessee will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term.

      4.6 Impound Account. Lessor may, at its option to be exercised by thirty
(30) days' written notice to Lessee, require Lessee to deposit, at the time of any payment of Minimum Rent, an amount equal to one-twelfth of Lessee's estimated annual taxes, of every kind and nature, required pursuant to Section 4.1 and one-twelfth of Lessee's estimated annual insurance premiums required pursuant to Section 13.1 into an interest-bearing escrow account as directed by Lessor. Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited in such order of priority as Lessor shall determine, on or before the respective dates on which the same or any of them would become delinquent. Nothing in this Section 4.6 shall be deemed to affect any right or remedy of Lessor under this Lease. If requested by Lessor, Lessee shall, at its sole cost and expense, cause to be furnished to Lessor a tax reporting service, to be designated by Lessor, covering the Leased Property. Any interest accruing on the amounts placed in the escrow account shall be paid to Lessee.

                                    ARTICLE V

      5.1 No Termination, Abatement, etc. Except as otherwise specifically provided in this Lease, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (c) any claim which Lessee has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties,
(d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Lessee to any abatement, reduction suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                                   ARTICLE VI

      6.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease.

      6.2 Personal Property. After the commencement of this Lease, Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property (the "New Personal Property"), and such New Personal Property and replacements thereof shall be the property of and owned by Lessee. Except as provided in Section 6.4, Lessor shall have no rights to the New Personal Property. Lessee shall provide and maintain during the entire Lease Term all Personal Property, including without limitation, all Personal Property necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. Lessee will, at its expense, restore the Leased Property to the condition required by Section 9.1(d).

      6.3 Option to Purchase Personal Property. Lessee shall have the option exercisable on not less than six (6) months' prior written notice to purchase the Personal Property upon the expiration of the fifth year of the Term at the fair market value of the Personal Property as of the date of such purchase so long as such purchase shall not in Lessor's determination result in an unacceptable amount of gross income for purposes of the 95% gross income test stated in Section 856(c)(2) of the Code or otherwise impair the status of Lessor, or any partner of Lessor if Lessor is a partnership, as a Real Estate Investment Trust under the Code. If Lessor determines such an unacceptable amount of gross income would result from such purchase, Lessee shall have the option to lease the Personal Property on a month-to-month basis at the fair market rental of the Personal Property until Lessor is able to sell the Personal Property without Lessor or any partner of Lessor, if Lessor is a partnership, receiving an unacceptable amount of gross income for the purposes described above. The fair market value of the Personal Property shall be determined by an appraisal in a manner mutually acceptable to Lessor and Lessee with the costs of such appraisal to be borne equally by Lessor and Lessee,

      6.4 Transfer of Personal Property to Lessor. Upon the termination of this Lease, all Personal Property and New Personal Property shall become the property of Lessor, if not already owned by Lessor, and Lessee shall execute all documents and take any actions reasonably necessary to evidence such ownership.

                                   ARTICLE VII

      7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property and that Lessee has examined and otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair, free from Hazardous Substances or other toxic materials, and satisfactory for its purposes hereunder. Regardless, however of any inspection made by Lessee of the Leased Property and whether or not any patent or latent defect or condition was revealed or discovered thereby Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property including without limitation any defects or adverse conditions not discovered or otherwise known by Lessee as of the date hereof. LESSOR MAKES NO WARRANTY OR REPRESENTATION EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY TOXIC OR HAZARDOUS WASTE, BUILDING MATERIAL OR OTHER FORM OF TOXIC OR HAZARDOUS SUBSTANCES, IT BEING AGREED THAT ALL SUCH RISKS LATENT OR PATENT ARE TO BE BORNE SOLELY BY LESSEE. Lessor shall cooperate with Lessee in the prosecution, which may include the assignment of any such rights to the extent permitted by law, of any of Lessor's rights to proceed against any predecessor in title for breaches of warranties or representations, or for latent defects in the Leased Property. Any such action shall be at Lessee's expense.

      7.2 Use of the Leased Property.

            7.2.1 Lessee covenants that it will obtain and maintain all approvals needed to use and operate the Leased Property and the Facility under applicable local, state and federal law, including but not limited to licensure and Medicare and/or Medicaid certification.

            7.2.2 After the Commencement Date and during the entire Term, Lessee shall use or cause to be used the Leased Property and the improvements thereon as a nursing home and for such other uses as may be necessary or incidental to such use (the particular such use to which the Leased Property is put at any particular time is herein referred to as the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent Lessor may withhold in its sole discretion. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Lessee sell or otherwise provide to residents or patients therein, or permit to be kept used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property or other improvements of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property.

            7.2.3 Lessee covenants and agrees that during the Term it will operate continuously the Leased Property as a provider of health care services in accordance with its Primary Intended Use and to maintain its certifications for reimbursement and licensure and its accreditation, if compliance with accreditation standards is required to maintain the operations of the Facility and if a failure to comply would adversely affect operations of the Facility,

            7.2.4 Lessee shall conduct its business at the Facility in conformity with the standards of patient care practice provided in similar facilities in the State and shall maintain all applicable and customary licenses, accreditations and affiliations maintained by skilled and intermediate nursing facilities of the type and quality of the Facility in the State.

            7.2.5 Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon. Lessee shall not allow any Hazardous Substance or other toxic material to be located in, on, or under the Leased Property, or incorporated in the Facility or any improvements thereon, except for those substances customarily used by a skilled and intermediate nursing facility provided such substances are used in a customary manner, nor allow the Leased Property to be used as a landfill or a waste disposal site, or a manufacturing, handling, storage, distribution or disposal facility for any Hazardous Substance or other toxic material.

            7.2.6 Lessee shall at all times and in all material respects comply with all federal, state or local laws, ordinances, regulations and orders relating to industrial hygiene, environmental protection, or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Substance.

            7.2.7 If Lessee becomes aware of the presence of any Hazardous Substance in, on or under the Leased Property or any adjacent property or if Lessee, Lessor, or the Leased Property becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise cleanup the Leased Property, Lessee shall, at its own cost and expense, carry out and complete or cause to be carried out or completed any repair, closure, detoxification, decontamination or other cleanup of the Leased Property. If Lessee fails to implement or cause to be implemented and diligently pursue any such repair, closure, detoxification, decontamination or other cleanup of the Leased Property, Lessor shall have the right, but not the obligation, to carry out such action and to recover all of the costs and expenses from Lessee as Additional Charges. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be interpreted or construed so as to limit Lessee's remedies against or its right to seek indemnification and damages from any third party, including but not limited to the previous owners of the Leased Property or parties who have exercised control over the Leased Property, in connection with claims, damages and expenses associated with the presence or cleanup of Hazardous Substances in, on or under any of the Leased Property.

            7.2.8 Lessee shall neither suffer nor permit the Leased Property or any portion thereof, including any Capital Addition or New Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor's title thereto or to any portion thereof or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

      7.3 Lessor to Grant Easements, etc. Lessor will, from time to time so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed, and provided, however, that if Lessor has not responded to any such request of Lessee within 30 days after receipt thereof, such request shall be deemed approved), (i) grant easements and other rights in the nature of easements, (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (iii) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (iv) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (v) execute amendments to any covenants and restrictions affecting the Leased Property and (vi) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases dedications and transfers (to the extent of its interest in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating that such grant release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce its value. Lessor does hereby irrevocably appoint Lessee the attorney-in-fact of Lessor during the Term of this Lease to execute any documents relating to the above matters which have been approved or are deemed to have been approved by Lessor as provided above.

                                  ARTICLE VIII

      8.1 Compliance with Legal and Insurance Requirements, Instruments, etc. Subject to Article XII regarding permitted contests, Lessee, at its expense, will promptly (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property and
(b) procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations required for any use of the Leased Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof, including without limitation any capital additions. Lessor may, but is not obligated to, enter upon the Leased Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Leased Property, and Lessee shall reimburse Lessor for the full amount of all costs and expenses incurred by Lessor in connection with such compliance activities.

      8.2 Legal Requirement Covenants. Lessee covenants and agrees that the Leased Property shall not be used for any unlawful purpose. Lessee shall acquire and maintain all licenses, certificates, permits, provider agreements and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof shall at all times conform to all applicable local, state, and federal laws, ordinances, rules and regulations unless the same are held by a court of competent jurisdiction to be unlawful. Lessee may, however, upon prior written notice to Lessor contest the legality or applicability of any such law, ordinance rule or regulation, or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's own expense. If by the terms of any such law, ordinance, rule or regulation, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the occurrence of any lien, charge or liability of any kind against the Facility or Lessee's leasehold interest therein and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, which consent shall not be unreasonably withheld, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay, and (b) prosecutes the contest with due diligence and in good faith.

                                   ARTICLE IX

      9.1 Maintenance and Repair.

            (a) Lessee, at its expense, will keep the Leased Property and New Personal Property and all private roadways, sidewalks and curbs appurtenant thereto and which are under Lessee's control in good order and repair (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Article XIV, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

            (b) Lessor shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

            (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

            (d) Unless Lessor shall convey any of the Leased Property to Lessee pursuant to the provisions of this Lease or unless the Lease shall have been terminated pursuant to the provisions of Section 14.2.1, Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair during the entire Term of the Lease), and with due consideration being given to the age of the Leased Improvements at such time.

      9.2 Encroachments, Restrictions, Mineral Leases, etc. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property is impaired, limited or interfered with by reason of the exercise of the right or surface entry or any other rights under a lease or reservation of any oil, gas, water or other minerals, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee, at its sole cost and expense (subject to its right to contest the existence of any such encroachment, violation or impairment), shall protect, indemnify, save harmless and defend Lessor from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses) based on or arising by reason of any such encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (ii) make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation or encroachment. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Lessee shall be entitled to a credit for any sums recovered by Lessor under any such policy of title or other insurance.

                                    ARTICLE X

      10. Construction of Capital Additions to the Leased Property. If no Event of Default shall have occurred and be continuing, Lessee shall have the right, upon and subject to the terms and conditions set forth below, to construct or install Capital Additions on the Leased Property with the prior written consent of Lessor which shall not be unreasonably withheld if the Capital Addition Cost, when aggregated with the costs of all other Capital Additions made by Lessee, would not exceed $200,000. Notwithstanding any other provision of this Article X appearing to the contrary, no Capital Additions shall be made without the consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion, which may be based upon considerations of Lessor including, but not limited to, Lessor's decision not to fund any Capital Addition, if the Capital Addition Cost of such proposed Capital Addition, when aggregated with the costs of all other Capital Additions made by Lessee, would exceed $200,000. Prior to Lessor's consent to construction of any Capital Addition, Lessee shall submit to Lessor in writing a proposal setting forth in reasonable detail any proposed Capital Addition and shall provide to Lessor such plans and specifications, permits, licenses, contracts and other information concerning the proposed Capital Addition as Lessor may reasonably request. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Addition and the use or uses to which it will be put. Furthermore, no Capital Addition shall be made which would tie in or connect any Leased Improvements on the Leased Property with any other improvements on property adjacent to the Leased Property (and not part of the land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Lessee shall have obtained the prior written approval of Lessor, which approval in Lessor's sole discretion may be granted or withheld.

                                   ARTICLE XI

      11. Liens. Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, that existed as of the Commencement Date, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor, or any easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those taxes of Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by Article XXIV, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XII,
(g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXVI of this Lease.

                                   ARTICLE XII

      12. Permitted Contests. Lessee, on its own or on Lessor's behalf (or in Lessor's name) but at Lessee's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article XI, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property, (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings, (c) in the case of a Legal Requirement, Lessor would not be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand ($50,000) Dollars, then Lessee shall deliver to Lessor and its counsel an opinion of Lessee's counsel to the effect set forth in clauses (a), (b) and
(c), to the extent applicable; provided however, that the requirement of delivery of such opinion of Lessee's counsel may be waived by the Lessor upon written request of the Lessee, (e) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be demanded by Lessor to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such non-payment or noncompliance, provided, however, the provisions of this Article XII shall not be construed to permit Lessee to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Lessee to Lessor hereunder, (f) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained, and (g) if such contest be finally resolved against Lessor or Lessee, Lessee shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Lessor, at Lessee's expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein, Lessee shall indemnify and save Lessor harmless against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom. Lessee shall be entitled to any refund of any claim and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed by Lessee.

                                  ARTICLE XIII

      13.1 General Insurance Requirements. During the term of this Lease, Lessee shall at all times keep the Leased Property, and all property located in or on the Leased Property, including all personal property, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the State in which the Leased Property is located. The policies must name Lessor as an additional insured. Losses shall be payable to Lessor and/or Lessee as provided in Article XIV. In addition, the policies shall name as an additional insured the holder of any mortgage, deed of trust or other security agreement ("Facility Mortgagee") securing any indebtedness or any other Encumbrance placed on the Leased Property in accordance with the provisions of Article XXXVI ("Facility Mortgage") by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Lessor, Lessee, and each Facility Mortgagee. Evidence of insurance shall be deposited with Lessor and, if requested, with any Facility Mortgagee(s). If any provision of any Facility Mortgage requires deposits of insurance to be made with such Facility Mortgagee, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall transfer such amounts to each Facility Mortgagee, or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee. The policies on the Leased Property, including the Leased Improvements, and Fixtures and Personal Property, shall insure against the following risks:

            13.1.1 Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as "All Risk," earthquake and all physical loss perils including but not limited to sprinkler leakage in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as defined below in Section 13.2);

            13.1.2 Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility, in such limits with respect to any one accident as may be reasonably requested by Lessor from time to time;

            13.1.3 Loss of rental under a rental value insurance policy covering risk of loss during the first twelve (12) months of reconstruction necessitated by the occurrence of any of the hazards described in Sections 13.1.1 or 13.1.2 in an amount sufficient to prevent Lessor from becoming a co-insurer;

            13.1.4 Claims for personal injury or property damage under a policy of comprehensive general public liability insurance with amounts not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence and in the aggregate in respect of bodily injury and death and Five Million No/100 Dollars ($5,000,000.00) for property damage;

            13.1.5 Claims arising out of malpractice in an amount not less than Five Million and No/100 Dollars ($5,000,000.00) for each person and for each occurrence and in the aggregate; and

            13.1.6 Flood (when the Leased Property is located in whole or in part within a designated flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area.

      13.2 Replacement Cost. The term "full replacement cost" as used herein, shall mean the actual replacement cost thereof from time to time including increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy, In the event either party believes that full replacement cost (the then replacement cost less such exclusions) has increased or decreased at any time during the Lease Term, it shall have the right to have such full replacement cost redetermined by the fire insurance company which is then carrying the largest amount of fire insurance carried on the Leased Property, hereinafter referred to as "impartial appraiser." The party desiring to have the full replacement cost so redetermined shall forthwith, on receipt of such determination by such impartial appraiser, give written notice thereof to the other party hereto. The determination of such impartial appraiser shall be final and binding on the parties hereto, and Lessee shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Section, as the case may be, to the amount so determined by the impartial appraiser. Each party shall pay one-half (1/2) of the fee, if any, of the impartial appraiser. If, Lessee shall have made improvements to the Leased Property, Lessor may at Lessee's expense have such full replacement cost redetermined at any time after such improvements are made regardless of when the full replacement cost was last determined.

      13.3 Additional Insurance. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be reasonably required from time to time by any Facility Mortgagee and shall further at all times maintain adequate worker's compensation insurance coverage for all persons employed by Lessee on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of applicable local, state and federal law.

      13.4 Waiver of Subrogation. All insurance policies carried by either party covering the Leased Property including without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

      13.5 Form Satisfactory, etc. All of the policies of insurance referred to in this Section shall be written in form satisfactory to Lessor and by insurance companies satisfactory to Lessor, Lessor agrees that it will not unreasonably withhold its approval as to the form of the policies of insurance or as to the insurance companies selected by Lessee. Lessee shall pay all of the premiums therefore, and deliver such policies or certificates thereof to Lessor prior to their effective date (and with respect to any renewal policy, at least ten (10) days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to Lessor with interest at the Overdue Rate upon written demand therefor and failure to repay the same shall constitute an Event of Default within the meaning of Section 16.1(d). Each insurer mentioned in this Section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor thirty (30) days, written notice before the policy or policies in question shall be altered, allowed to expire or cancelled.

      13.6 Increase in Limits. In the event that either party shall at any time deem the limits of the personal injury or property damage public liability insurance then carried to be either excessive or insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried; and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section, If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party selected by the parties. Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts required by any of the Facility Mortgages.

      13.7 Blanket Policy. Notwithstanding anything to the contrary contained in this Section, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied.

      13.8 No Separate Insurance. Lessee shall not on Lessee's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, to be furnished by or which may reasonably be required to be furnished by, Lessee or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees, are included therein as additional insured and the loss is payable under said insurance in the same manner as losses are payable under this Lease. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

                                   ARTICLE XIV

      14.1 Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid to Lessor and held by Lessor in trust and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property (or in the event neither Lessor nor Lessee is required or elects to repair and restore all such insurance proceeds) shall be retained by Lessor free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Article
XIV. All salvage resulting from any risk covered by insurance shall belong to Lessor.

      14.2 Reconstruction in the Event of Damage or Destruction Covered by Insurance.

            14.2.1 If during the Term the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Article XIII and the Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall either (A) restore the Facility to substantially the same condition as existed immediately before the damage or destruction, or (B) offer to acquire the Leased Property from Lessor for a purchase price equal to the greater of the Minimum Repurchase Price and the Fair Market Value of the Leased Property immediately prior to such damage or destruction. If Lessor does not accept Lessee's offer to so purchase the Leased Property, Lessee may either withdraw its offer to purchase the Leased Property and proceed to restore the Facility to substantially the same condition as existed immediately before the damage or destruction or terminate the Lease and Lessor shall be entitled to retain the insurance proceeds.

            14.2.2 If during the Term, the Leased Improvements, Personal Property and/or the Fixtures are totally or partially destroyed from a risk covered by the insurance described in Article XIII, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease; provided, however if Lessee cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so in order to be able to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner immediately prior to such damage or destruction, Lessee may offer to purchase the Leased Property for a purchase price equal to the greater of the Minimum Repurchase Price or the Fair Market Value of the Leased Property immediately prior to such damage or destruction. If Lessee shall make such offer and Lessor does not accept the same, Lessee may either (A) withdraw such offer, in which event this Lease shall remain in full force and effect and Lessee shall proceed to restore the Facility as soon as reasonably practicable to substantially the same condition as existed immediately before such damage or destruction, or (B) terminate this Lease, in which event Lessor shall be entitled to retain the insurance proceeds.

            14.2.3 If the cost of the repair or restoration exceeds the amount of proceeds received by Lessor from the insurance required under Article XIII, Lessee shall be obligated to contribute any excess amounts needed to restore the Facility. Such difference shall be paid by Lessee to Lessor to be held in trust together with any other insurance proceeds for application to the cost of repair and restoration.

            14.2.4 In the event Lessor accepts Lessee's offer to purchase the Leased Property, as provided above, this Lease shall terminate as to the Leased Property upon payment of the purchase price and Lessor shall remit to Lessee all insurance proceeds pertaining to the Leased Property being held in trust by Lessor.

      14.3 Reconstruction in the Event of Damage or Destruction Not Covered by Insurance. If during the Term, the Facility is totally or materially destroyed from a risk not covered by the insurance described in Article XIII, whether or not such damage or destruction renders the Facility Unsuitable for its Primary Intended Use, Lessee shall restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease.

      14.4 No Abatement of Rent. This Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during the period required for repair and restoration. However, any rental insurance proceeds actually received by Lessor shall be used to offset any Rent required under this Lease.

      14.5 Termination of Rights of First Refusal and Option to Purchase. Any termination of this Lease pursuant to this Article XIV shall cause any right of first refusal granted to Lessee under Section 35.1, and the option to purchase granted to Lessee under Section 35.2 of this Lease to-be terminated and to be without further force or effect.

      14.6 Waiver. Lessee hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Facility which Lessor or Lessee is obligated to restore or may restore under any of the provisions of this Lease.

      14.7 New Personal Property. All insurance proceeds payable by reason of any loss of or damage to any New Personal Property shall be paid to Lessee, and Lessee shall hold such insurance proceeds in trust to pay the cost of repairing or replacing damaged New Personal Property.

                                   ARTICLE XV

      15. Condemnation.

      15.1 Definitions.

            15.1.1 "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (b) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

            15.1.2 "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

            15.1.3 "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

            15.1.4 "Condemnor" means any public or quasipublic authority, or private corporation or individual, having the power of condemnation.

      15.2 Parties, Rights and Obligations. If during the Term there is any taking of all or any part of the Leased Property or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined by this Article XV.

      15.3 Total Taking. If the Leased Property is totally and permanently taken by condemnation, this Lease shall terminate on the Date of Taking.

      15.4 Partial Taking. If a portion of the Leased Property is taken by condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable for Its Primary Intended Use, but if the Facility is thereby rendered Unsuitable for its Primary Intended Use, this Lease shall terminate on the Date of Taking.

      15.5 Restoration. If there is a partial taking of the Leased Property and this Lease remains in full force and effect pursuant to Section 15.4, Lessor at its cost shall accomplish all necessary restoration up to but not exceeding the amount of the award payable to Lessor, as provided herein; provided, however, that Lessor shall have no obligation to repair or restore alterations made by Lessee or Lessee's leasehold improvements.

      15.6 Award-Distribution. The entire Award shall belong to and be paid to Lessor, except that, subject to the rights of the Facility Mortgagees, Lessee shall be entitled to receive from the Award, if and to the extent such Award specifically includes such item, the following:

            15.6.1 A sum attributable to the value, if any of the leasehold interest of Lessee under this Lease.

            15.6.2 Any sums attributable to relocation expenses and business interruption.

            15.6.3 Any sums attributable to any New Personal Property paid for by Lessee.

            15.6.4 Provided, however, that in any event Lessor shall receive from the Award, subject to the rights of the Facility Mortgagees, no less than the greater at the time of such Award of the Fair Market Value attributable to the property taken or the percentage of the Minimum Repurchase Price attributable to the property taken.

      15.7 Temporary Taking. The taking of the Leased Property, or any part thereof, by military or other public authority shall constitute a taking by condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect. In the event of any such temporary taking, the entire amount of any such Award made for such temporary taking allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessee.

                                   ARTICLE XVI

      16.1 Events of Default. If any one or more of the following events (individually, an "Event of Default") shall occur:

            (a) an Event of Default shall occur under any other lease between Lessor or any Affiliate of Lessor and Lessee or any Affiliate of Lessee,

            (b) if Lessee shall fail to make payment of the Rent payable by Lessee under this Lease when the same becomes due and payable and such failure is not cured by Lessee within a period of five (5) days after receipt by Lessee of notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law, or

            (c) if Lessee shall fail to obtain a letter of credit before the applicable Letter of Credit Date as required by Article XXI, or

            (d) if Lessee shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of thirty (30) days after receipt by Lessee of notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law, or

            (e) if Lessee or any Guarantor shall:

                  (i) admit in writing its inability to pay its debts generally as they become due,

                  (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

                  (iii) make an assignment for the benefit of its creditors,

                  (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its Property, or

                  (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, or

            (f) if Lessee or any Guarantor shall, on a petition in bankruptcy filed against it, be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver of Lessee or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Lessee under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within 60 days from the date of the entry thereof, or

            (g) if Lessee or any Guarantor shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all its assets other than in connection with a merger or consolidation of Lessee into, or a sale of substantially all of Lessee's assets to, another corporation provided that the survivor of such merger or the purchaser of such assets shall assume all of Lessee's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Lessor accompanied by an opinion of counsel, reasonably satisfactory to Lessor and addressed to Lessor stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditors, rights exceptions), and provided further that immediately after giving effect to any such merger, consolidation or sale the Lessee or other corporation (if not the Lessee) surviving the same, shall have a consolidated net worth equal to or greater than the Consolidated Net Worth, as defined, immediately prior to such merger, consolidation or sale all as to be set forth in an Officer's Certificate and delivered to Lessor within a reasonable period of time after such merger, consolidation or sale, or

            (h) if the estate or interest of Lessee in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or 30 days after receipt by Lessee of notice thereof from Lessor, (unless Lessee shall be contesting such lien or attachment in good faith in accordance with Article XII hereof); provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law, or

            (i) if, except as a result of damage, destruction or a partial or complete condemnation, Lessee voluntarily ceases operations on the Leased Property for a period in excess of 30 days, or

            (j) if any of the representations or warranties made by Lessee or any Guarantor in the Contract of Acquisition proves to be untrue when made in any material respect which materially and adversely affects Lessor, and which is not cured within 20 days after receipt by Lessee of notice from Lessor thereof, or, if not susceptible of being cured within the 20 days, Lessee has commenced to cure within 20 days after notice thereof and has thereafter diligently proceeded to cure such default in the representation or warranty; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law, or

            (k) if the Facility's applicable license or third-party provider reimbursement agreements essential for the Facility's operation for its Primary Intended Use are at any time suspended, terminated or revoked, or

            (l) if any local, state or federal agency having jurisdiction over the operation of the Facility removes ten percent (10%) or more of the patients located in the Facility and an equal number of patients are not replaced within thirty (30) days after such patients are removed, or

            (m) if Lessee voluntarily transfers ten (10) or more patients located in the Facility, or

            (n) if Lessee fails to give notice to Lessor not later than ten (10) days after Lessee's receipt hereof of any Class A fine notice from any government authority or officer acting on behalf thereof relating to the Facility, or

            (o) if Lessee fails to notify Lessor within three (3) Business Days after receipt of any written notice from any governmental agency terminating or suspending or threatening termination or suspension, of any license or certification relating to the Facility, or

            (p) if Lessee fails to give notice to Lessor not later than ten (10) days after the end of each calendar month during the Term of any notice, claim or demand from any governmental authority or any officer acting on behalf thereof, of any violation of any law, order, ordinance, rule or regulation with respect to the operation of the Facility and the noncure of which would have a material impact on the Facility, or

            (q) if Lessee fails during the Term of this Lease to cure or abate any Class A violation occurring during the Term that is claimed by any governmental authority, or any officer acting on behalf thereof, of any law, order, ordinance, rule or regulation pertaining to the operation of the Facility, and within the time permitted by such authority for such cure or abatement, or

            (r) if any proceedings are instituted against Lessee by any governmental authority which are reasonably likely to result in either (i) the revocation of any license granted to Lessee for the operation of the Facility,
(ii) the decertification of the Facility from participation in the Medicaid reimbursement program, or (iii) the issuance of a stop placement order against Lessee, or

            (s) if any default and acceleration of any other indebtedness of over $250,000 in the aggregate of Lessee or any Affiliate of Lessee has occurred,

            (t) if Lessee fails to provide Lessor with the letter of credit required by Section 21.1 before December 31, 1991.

then, and in any such event, Lessor may terminate this Lease by giving Lessee not less than five (5) days' notice of such termination and upon the expiration of the time fixed in such notice, the Term shall terminate and all rights of Lessee under this Lease shall cease, Lessor shall have all rights at law and in equity available to Lessor as a result of Lessee's breach of this Lease, or

      Lessee will, to the extent permitted by law, pay as Additional Charges all costs and expenses incurred by or on behalf of Lessor, including, without limitation, reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder. Lessor will, to the extent permitted by law, pay Lessee's reasonable attorney's fees and expenses if there is litigation in which the parties disagree as to whether an action or inaction by Lessee is an Event of Default hereunder and Lessee ultimately prevails on such issue.

      No Event of Default (other than a failure to make payment of money) shall be deemed to exist under clause (d) during any time the curing thereof is prevented by an Unavoidable Delay provided that upon the cessation of such Unavoidable Delay, Lessee shall remedy such default without further delay.

      16.2 Certain Remedies. If an Event of Default shall have occurred (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1 above) and be continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor the Leased Property pursuant to the provisions of Section 16.1 and quit the same and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property subject to rights of any residents or patients and to any requirement of law. If an Event of Default shall have occurred, Lessor will take reasonable steps to mitigate its damages.

      16.3 Damages. Neither (a) the termination of this Lease pursuant to
Section 16.1. (b) the repossession of the Leased Property, (c) the failure of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property, (d) the reletting of all or any portion thereof, nor (e) the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination.
Thereafter:

      Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for Lessee's Default, either:

      (A) the sum of:

                  (i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination,

                  (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided,

                  (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, and

                  (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

      In making the above determinations, the worth at the time of the award shall be determined by the court having jurisdiction thereof using the lowest rate of capitalization (highest present worth) reasonably applicable at the time of such determination and allowed by applicable law and the Additional Rent shall be deemed to be the same as for the then current Fiscal Year or, if not determinable, the immediately preceding Fiscal Year, for the remainder of the Term, or such other amount as either party shall prove reasonably could have been earned during the remainder of the Term or any portion thereof, or (B)

      without termination of Lessee's right to possession of the Leased Property, each installment of said Rent and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the maximum annual rate permitted by the law of the state in which the Leased Property is located from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease,

      16.4 Appointment of Receiver. Upon the occurrence of an Event of Default, and upon filing of a suit or other commencement of judicial proceedings to enforce the rights of Lessor hereunder, Lessor shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Lessor of the Leased Property and the Facility and of the revenues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

      16.5 Lessee's Obligation to Purchase. If an Event of Default shall have occurred and be continuing, by including such requirement in the five (5) day notice of termination of this Lease given to Lessee by Lessor pursuant to the provisions of the first (unnumbered) paragraph of Section 16.1 (such notice requirement being set forth immediately following clause (t) of said Section 16.1) or by separate notice given by Lessor to Lessee at any time thereafter prior to the time such Event of Default shall be cured, Lessor may require Lessee to purchase the Leased Property on the first Minimum Rent payment date occurring not less than thirty (30) days after the date of receipt of, or such later date that is specified in, said notice requiring such purchase for an amount equal to the higher of the then current Fair Market Value or the Minimum Repurchase Price of the Leased Property plus all Rent then due and payable (excluding the installment of Minimum Rent due on the purchase date) as of the date of purchase. If Lessor exercises such right, Lessor shall convey the Leased Property to Lessee on the date fixed therefor in accordance with the provisions of Article XVIII upon receipt of the purchase price therefor and this Lease shall thereupon terminate, Any purchase by Lessee of the Leased Property pursuant to this Section shall be in lieu of the damages specified in Sections 16.3.

      16.6 Waiver. If this Lease is terminated pursuant to Section 16.1. Lessee waives, to the extent permitted by applicable law (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and
(c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

      16.7 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to Lessor rather than Lessee due to the existence of an Event of Default) shall be applied to Lessee's obligations in the order which Lessor may determine or as may be prescribed by the laws of the State of California.

      16.8 Facility Operating Deficiencies. On notice of request therefor by Lessor to Lessee, upon the occurrence of a Facility

Operating Deficiency specified with particularity in Lessor's notice, and for a period equal to the greater of six (6) months or the time necessary fully to remedy the Facility Operating Deficiency, Lessee shall engage the services of a management company, unaffiliated with Lessee and approved by Lessor, to assume responsibility for management of the Facility for the purpose of taking all steps reasonably necessary to remedy the Facility Operating Deficiency(ies). Pursuant to a written agreement among the management company, Lessee and Lessor, the management company will have complete responsibility for operation of the Facility, subject to Lessee's retaining only such power and authority as shall be required by the State as the minimum level of power and authority to be possessed by the licensed operator of a nursing home of the type of the Facility in the State. The management company shall provide the following services:

                  (a) furnish an on-site, full-time licensed administrator approved by Lessor who shall be an employee of the management company;

                  (b) take all steps reasonably necessary to keep the Facility fully licensed by the State, certified as a provider under applicable government reimbursement programs and duly accredited by applicable agencies and bodies;

                  (c) perform all of Lessee's obligations hereunder with respect to maintenance and repair of the Facility;

                  (d) conduct at the onset of the management company's engagement, and monthly thereafter, audits of Facility operations in at least the following departments and services: patient care, activities and therapy, dietary, medical records, drugs and medicines, supplies, housekeeping and maintenance, and report the results of these audits in writing to Lessor no later than five (5) days after the end of each calendar month;

                  (e) immediately upon receipt thereof, deliver to Lessor by overnight courier copies of all communications received from any regulatory agency of the State or federal government with respect to the Facility; and

                  (f) with respect to the Facility Operating Deficiency(ies) which gave rise to the request to Lessee to engage the management company, prepare and deliver to Lessor within five (5) days after the commencement of the management company's responsibilities at the Facility a comprehensive written report of the nature and extent of the Deficiency(ies) and advise Lessor orally by telephone no later than noon local time on each Friday thereafter as to steps being taken by the management company to remedy the same and the status of any threatened or actual governmental administrative action with respect thereto.

            The management company shall have complete access to the Facility, its records, offices and facilities, in order that it may carry out its duties. If Lessee shall fail to designate a management company acceptable to Lessor within five (5) days after receipt of the notice of request therefor, Lessor may designate such management company by further notice to Lessee. Lessee shall be responsible for payment of all fees and expenses reasonably charged and incurred by the management company in carrying out its duties, provided that the management fee chargeable by a management company designated by Lessor, as hereinabove provided, shall not exceed 7% of the Facility's Gross Revenues.

                                  ARTICLE XVII

      17. Lessor's Right to Cure Lessee's Default. If Lessee shall fail to make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods provided in Section 16.1, Lessor, after notice to and demand upon Lessee, and without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor, No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XVIII

      18. Provisions Relating to Purchase-of the Leased Property. In the event Lessee purchases the Leased Property from Lessor pursuant to any of the terms of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate deed or other conveyance conveying the entire interest of Lessor in and to the Leased Property to Lessee free and clear of all encumbrances other than (i) those that Lessee has agreed hereunder to pay or discharge, (ii) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to, (iii) those liens and encumbrances which were in effect on the date of conveyance of the Leased Property to Lessor and
(iv) any other encumbrances permitted to be imposed on the Leased Property under the provisions of Section 36.1 which are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee. The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid in cash to Lessor or as Lessor may direct, in federal or other immediately available funds except as otherwise mutually agreed by Lessor and Lessee, Closing of any such sale shall be contingent upon and subject to Lessee obtaining all required governmental consents and approvals for such transfer and if such sale shall fail to be consummated by reason of the inability of Lessee to obtain all such approvals and consents, any options to extend the Term of this Lease which otherwise would have expired during the escrow period to such proposed sale shall be deemed to remain in effect for 30 days after termination of the escrow or other arrangement covering the closing of such proposed sale. All expenses of such conveyance, including without limitation, the cost of title examination or standard coverage title insurance, if reasonably required under the circumstances then existing, attorneys' fees incurred by Lessor in connection with such conveyance and release, transfer taxes and recording fees shall be paid by Lessee.

                                   ARTICLE XIX

      19. Renewal Terms. If no Event of Default shall have occurred and be continuing, Lessee is hereby granted the right to renew this Lease for two (2) 5-year optional renewal terms ("Extended Terms") after the expiration of the Fixed Term, upon giving written notice to Lessor of such extension at least one hundred eighty (180) days but not more than three hundred sixty (360) days prior to the termination of the then current Term so long as Lessee exercises its right to renew as to every facility contained in the group of properties of which the Leased Property is a part as described in Exhibit B. During such Extended Terms, all of the terms and conditions of this Lease shall continue in full force and effect except that the Rent for and during the Extended Term shall be the then current fair market rental ("Fair Market Rental") and which unless otherwise mutually agreed to by Lessor and Lessee shall be determined by arbitration pursuant to the provisions of Article XXXVII.

                                   ARTICLE XX

      20. Holding Over. If Lessee shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be as a month-to-month tenant during which time Lessee shall pay as rental each month, two times the aggregate of (i) one-twelfth of the aggregate Minimum Rent and Additional Rent payable with respect to the last Lease Year of the preceding Term; (ii) all Additional Charges accruing during the month; and (iii) all other sums, if any, payable by Lessee pursuant to the provisions of this Lease with respect to the Leased Property. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                   ARTICLE XXI

      21.1 Letters of Credit. Except as provided in Section 21,5, during the entire Term of this Lease, Lessee shall have obtained, or cause to have been obtained, letters of credit from a financial institution satisfactory to Lessor naming Lessor as beneficiary to secure Lessee's obligations hereunder and Lessee's or an Affiliate of Lessee's obligations under any other lease between Lessor or any Affiliate of Lessor and Lessee or any Affiliate of Lessee, at the times, in the amounts and for the purposes set forth below. The initial letters of credit shall be for a term beginning on the Commencement Date and expiring on February 8, 1992 and irrevocable during that period. Subsequent letters of credit shall be for a term of one year and irrevocable during that period. Each letter of credit shall provide that it will be honored upon a signed statement by Lessor that Lessor is entitled to draw upon the letters of credit under this Lease, and shall require no signature or statement from any party other than Lessor. No notice to Lessee shall be required to enable Lessor to draw upon the letter of credit. Each letter of credit shall also provide that following the honor of any drafts in an amount less than the aggregate amount of the letter of credit, the financial institution shall return the original letter of credit to Lessor and Lessor's rights as to the remaining amount of the letter of credit will not be extinguished. If the financial institution from which Lessee has obtained a letter of credit shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency act, make an assignment for the benefit of its creditors consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, then Lessee shall obtain a replacement letter of credit within thirty (30) days of such act from another financial institution satisfactory to Lessor,

      21.2 Times for Obtaining Letters of Credit. The letters of credit covering the period beginning on the Commencement Date and ending on February 8, 1992 shall be obtained and delivered to Lessor prior to execution of this Lease. The next letters of credit shall be obtained and delivered to Lessor prior to January 8, 1992 ("Letter of Credit Date") and each January 8 thereafter next following the Letter of Credit Date, Each subsequent letter of credit shall cover the one year period beginning on February 8, 1992 and each February 8 thereafter next following the Letter of Credit Date.

      21.3 Amounts for Letters of Credit. The letter of credit covering the period beginning on the Commencement Date and ending on February 8, 1992 shall be in the amount of $952,425.00, and shall cover all facilities listed in Exhibit B. The letters of credit covering the one year period beginning on February 8, 1992 shall be in an amount equal to the Rent paid during the nine full months immediately preceding the year in which each letter of credit is obtained (except that if the letter of credit requirement is reduced as provided below, the letters of credit covering this one year period shall be in an amount equal to the Rent paid during the immediately preceding six months). The letters of credit requirement shall be decreased to an amount equal to the Rent paid during the six full months immediately preceding the year in which the letter of credit is obtained if average cash flow coverage (after a management fee of 6% of net patient revenues and a $200 per bed reserve) for such facilities equals
1.3 to 1 for nine consecutive months. The letter of credit requirement shall be reinstated back to an amount equal to the Rent paid during the nine full months immediately preceding the year the letter of credit is obtained if average cash flow coverage (after a management fee of 6% of net patient revenues and a $200 per bed reserve) for such facilities falls below 1.3 to 1 for three consecutive months.

      21.4 Uses of Letters of Credit. Lessor shall have the right to draw upon a letter of credit up to its full amount whenever an Event of Default pursuant to
Article XVI has occurred or an event of default under any other lease between Lessor or an Affiliate of Lessor and Lessee or an Affiliate of Lessee has occurred, provided further, in the event Lessee fails to obtain a satisfactory letter of credit as required under this Article XXI prior to the applicable Letter of Credit Date, Lessor has the right to draw upon the full amount of the then existing letter of credit without giving any notice or time to cure to Lessee. Any such draw shall not cure an Event of Default.

      21.5 Promissory Note. As an alternative to providing the letter of credit as required herein for the period from the Commencement Date to December 31, 1991, Lessee and Affiliates of Lessee may accept a promissory note in the form attached as Exhibit C executed by Lessor in favor of Lessee in the aggregate principal amount of $952,425.00 in lieu of some of the acquisition consideration to be paid to Lessee and Affiliates of Lessee under the Contract of Acquisition. Such promissory note shall be in lieu of the letter of credit required under this Lease and all such other leases between Lessee and Lessor covering the facilities listed in Exhibit B. The principal amount due under such promissory note shall automatically be reduced to the extent of any damage caused by an Event of Default. Any such reduction shall not cure an Event of Default hereunder until the aggregate principal balance of the promissory note is reinstated within the applicable cure period as provided herein to $952,425.00. The promissory note shall be paid in full (as reduced as provided herein) by Lessor promptly upon receipt by Lessor of the letter of credit required by this Lease and all such other leases between Lessee and Lessor covering the facilities listed in Exhibit B.

                                  ARTICLE XXII

      22. Risk of Loss. During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and, in the absence of gross negligence, willful misconduct or breach of this Lease by Lessor pursuant to
Section 36.2, Lessor shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Section entitle Lessee to any abatement of Rent.

                                  ARTICLE XXIII

      23. Indemnification. Notwithstanding the existence of any insurance provided for in Article XIII, and without regard to the policy limits of any such insurance, Lessee will protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of malpractice, (b) any injury to or death of persons or loss of or damage to property resulting from any Hazardous Substance used, stored or present on, in or under the Leased Property or which migrates on, in or under the Leased Property from any adjacent property, (c) Lessee's failure to comply with any federal, state or local laws, ordinances, regulations or orders relating to any Hazardous Substance, (d) any use, misuse, non-use, condition, maintenance or repair by Lessee of the Leased Property, (e) any Impositions (which are the obligations of Lessee to pay pursuant to the applicable provisions of this Lease), (f) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, and (g) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord (Lessee) thereunder. Lessee's obligations under this Article XVIII shall include, without limitation, any and all costs incurred in connection with any investigation of site conditions and any and all costs of any required or necessary repair, cleanup, detoxification, or decontamination of the Leased Property

(including, without limitation the soil and groundwater on or under the Leased Property) and the preparation and implementation of any closure, remedial action or other required plans in connection thereof. Any amounts which become payable by Lessee under this Section shall be paid within ten (10) days after liability therefor on the part of Lessee is determined by litigation or otherwise, and if not timely paid shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Lessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit. For purposes of this Article XXIII, any acts or omissions of Lessee, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Lessee.

      Lessor shall indemnify, save harmless and defend Lessee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee as a result of the grossly negligent act or omission to act or wilful misconduct of Lessor.

      Lessee's or Lessor's liability for a breach of the provisions of this Article arising during the Term hereof shall survive any termination of this Lease; provided, however that if this Lease terminates without Lessee purchasing the Leased Property, the liability of Lessee resulting from the existence of any Hazardous Substance on, in or under the Leased Property shall be limited to those injuries to or death of persons or loss of or damage to property resulting from any Hazardous Substance which existed on, in or under the Leased Property prior to the later of (i) the termination or expiration of this Lease or (ii) the vacating of the Leased Property by Lessee.

                                  ARTICLE XXIV

      24. Subletting and Assignment. Lessee shall not, without Lessor's prior written consent, which may be withheld in Lessor's reasonable discretion, voluntarily or by operation of law assign (which term includes any sale, encumbering, pledge or other transfer or hypothecation) this Lease, sublet all or any part of the Leased Property or engage the services of any person for the management or operations of the Facility. Subject in each instance to all the provisions of this Article XXIV, Lessor's consent to any assignment, subletting or management arrangement shall be deemed reasonably withheld if including but not limited to: (i) such proposed assignee, sublessee or manager will use the Leased Property in a manner which is inconsistent with the use restrictions set forth in Section 7.2 of this Lease; or (ii) such proposed assignee, sublessee or manager does not have sufficient expertise or experience for the operation of the Facility; or (iii) such proposed assignee, sublessee or manager is, in Lessor's reasonable opinion, does not have the financially capability to fulfill all the obligations under the Lease. If Lessee desires at any time to assign this Lease, to sublet the Facility or any portion thereof or engage the services of any person for the management or operation of the Facility, it shall first notify Lessor of its desire to do so and shall submit in writing to Lessor: (i) the name of the proposed sublessee, assignee or manager; (ii) the terms and provisions of the proposed sublease, assignment or management agreement; and (iii) such financial information as Lessor reasonably may request concerning the proposed sublessee, assignee or manager. It shall not be unreasonable for Lessor to require as a condition to granting such consent that the obligations of any assignee which is a subsidiary or affiliate of another corporation be guaranteed by the parent or controlling corporation. Any sublease shall be expressly subject and subordinate to all applicable terms and conditions of this Lease. Furthermore, any sublease, assignment or management agreement shall expressly provide that the sublessee, assignee or manager shall furnish Lessor with such financial information as Lessor may reasonably request from time to time. Any purported or attempted assignment, sublease, management agreement or other permission to use the Facility contrary to the provisions of this Article shall be void and, at the option of Lessor, shall terminate this Lease. If Lessee is a corporation (or partnership), any transfer of its stock (or partnership interests) or any dissolution, merger or consolidation, which results in a change in the control of Lessee from the person or persons owning a majority of its voting stock (or partnership interests) immediately prior thereto, or the sale or other transfer of all or substantially all of the assets of Lessee, shall constitute an assignment of Lessee's interest in this Lease within the meaning of this Article XXIV and the provisions requiring consent contained herein. It shall be reasonable for Lessor to require as a condition to giving such consent that the new controlling person(s) execute a guaranty of this Lease. It shall be reasonable for Lessor to condition its consent to any subletting, assignment or management arrangement upon payment by Lessee to Lessor of 50% of all "Transfer Consideration" (defined below) received or to be received, directly or indirectly, by Lessee on account of such assignment, subletting or management arrangement. Such Transfer Consideration shall be paid to Lessor at the same time or times as the same is paid to or used by Lessee, Failure to pay Lessor the Transfer Consideration, or any portion or installment thereof, shall be deemed a default under this Lease entitling Lessor to exercise all remedies available to it under law, including, but not limited to, those specified in
Article XVI of this Lease. "Transfer Consideration" shall mean (i) in the case of a subletting, any consideration paid or given, directly or indirectly, by the sublessee to Lessee pursuant to the sublease for the use of the Facility, or any portion thereof, over and above the rent, however denominated, in this Lease, payable by Lessee to Lessor for the use of the Facility (or portion thereof), prorating as appropriate the amount payable by Lessee to Lessor under this Lease if less than all of the

Facility is sublet, and (ii) in the case of a sublease, assignment or management arrangement, any consideration paid or given, directly or indirectly, by the sublessee, assignee or manager to Lessee in exchange for entering into the sublease, assignment or management arrangement. As used herein, consideration shall include consideration in any form, including, but not limited to, money, property, assumption of liabilities, discounts, services, credits or any other item or thing of value. Irrespective of the form of such consideration, Lessor shall be entitled to be paid in cash in an amount equivalent to the aggregate of the cash portion of the Transfer Consideration and the value of any non-cash portion of the Transfer Consideration. Transfer Consideration shall not include consideration paid for New Personal Property. If any Transfer Consideration is to be paid or given in installments, Lessee shall pay each such installment at the time the same is to be paid or given. The consent by Lessor to any assignment, subletting or management arrangement shall not constitute a consent to any subsequent assignment, subletting or management arrangement by Lessee or to any subsequent or successive assignment, subletting or management arrangement by the sublessee, assignee or manager. Lessee shall reimburse Lessor for Lessor's reasonable costs and expenses incurred in conjunction with the processing and documentation of any assignment, subletting or management arrangement, including attorneys', architects', engineers' or other consultants' fees whether or not such sublease, assignment or management agreement is actually consummated. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not (i) sublet, assign or enter into a management arrangement for the Leased Property on any basis such that the rental or other amounts to be paid by the sublessee, assignee or manager thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee, assignee or manager; (ii) furnish or render any services to the sublessee, assignee or manager or manage or operate the Leased Property so subleased, assigned or managed; (iii) sublet, assign or enter into a management arrangement for the Leased Property to any person that Lessee or Lessor owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); or (iv) sublet, assign or enter into a management arrangement for the Leased Property in any other manner which could cause any portion of the amounts received by Lessor pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or which could cause any other income received by Lessor to fail to qualify as income described in Section 856(c)(2) of the Code.

                                   ARTICLE XXV

      25. Officer's Certificates and Financial Statements.

            (a) At any time and from time to time upon Lessee's receipt of not less than ten (10) days' prior written request by

Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the dates to which the Rent has been paid, whether or not to the best knowledge of Lessee, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Lessee may have knowledge, and responding to such other questions or statements of fact as Lessor or any ground or underlying lessor or any mortgagee or beneficiary shall reasonably request. Lessee's failure to deliver such statement within such time shall constitute an acknowledgement by Lessee that this Lease is unmodified and in full force and effect except as may be represented to the contrary by Lessor, Lessor is not in default in the performance of any covenant, agreement or condition contained in this Lease and the other matters set forth in such request, if any, are true and correct. Any such certificate furnished pursuant to this Section may be relied upon by Lessor and any prospective mortgagee, ground lessor or purchaser of the Leased Property.

            (b) Lessee will furnish the following statements to Lessor:

                  (i) within 120 days after the end of each of Lessee's and Guarantors' fiscal years, a copy of the audited consolidated balance sheets of Lessee, its consolidated subsidiaries and Guarantors as of the end of such fiscal year, and related audited consolidated statements of income, changes in common stock and other stockholders, equity and changes in the financial position of Lessee, its consolidated subsidiaries and Guarantors for such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved, such consolidated financial statements to be certified by nationally recognized certified public accountants (provided, however, that if any Guarantor does not ordinarily have audited balance sheets and statements of income prepared, such Guarantor may furnish unaudited copies of such statements);

                  (ii) within 120 days after the end of each of Lessee's and Guarantors' fiscal years, and together with the annual audit report furnished in accordance with clause (i) an Officer's Certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease, or if Lessee shall be in default to its knowledge, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

                  (iii) within 30 days after the end of each month for those months occurring from the Commencement Date to three months after the first month in which the average cash flow coverage (after a management fee of 6% of net patient revenues and a $200 per bed reserve) for the Facility equals or exceeds 1.3 for such month, all consolidated financial reports Lessee produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility; thereafter within 60 days after the end of each of Lessee's quarters, all quarterly consolidated financial reports Lessee produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient mix and patient rates by type for the Facility;

                  (iv) within 60 days after its due date, a copy of each cost report filed with the appropriate governmental agency for the Facility;

                  (v) within 30 days after they are required to be filed with the SEC, copies of any annual reports and of information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which Lessee is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934;

                  (vi) immediately upon its receipt thereof, Lessee shall deliver to Lessor copies of all material written communications received by Lessee from any regulatory agency of the State or federal government relating to (i) surveys of the Facility for purposes of licensure, Medicare and Medicaid certification and accreditation and (ii) any proceeding, formal or informal, with respect to cited deficiencies with respect to services and activities provided and performed at the Facility, including patient care, patient activities, patient therapy, dietary, medical records, drugs and medicines, supplies, housekeeping and maintenance, or the condition of the Facility, and involving an actual or threatened warning, imposition of a fine or a penalty, or suspension, termination or revocation of the Facility's license to be operated in accordance with its Primary Intended Use;

                  (vii) with reasonable promptness such other information respecting the financial condition and affairs of Lessee and the Facility as Lessor may reasonably request from time to time;

                  (viii) within 120 days after the end of each fiscal year of the financial institution issuing the letter of credit required under
      Article XXI, a copy of the audited consolidated balance sheets of such financial institution as of the end of such fiscal year, and related unaudited consolidated statements of income, changes in common stock and other stockholders equity and changes in the financial position of such financial institution and its consolidated subsidiaries for each such fiscal year, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved, such consolidated financial statements to be certified by nationally recognized certified public accountants;

                  (ix) immediately upon Lessee's learning, or having reasonable cause to believe, that any Hazardous Substance or other toxic material is located in, on, or under the Leased Property or any adjacent property, Lessee shall notify Lessor in writing of (aa) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened, (bb) any claim made or threatened by any person against Lessee or the Leased Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substance, and (cc) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Substance in or removed from the Leased Property, including any complaints, notices, warnings or asserted violations in connection therewith; and

                  (x) immediately upon its receipt thereof, Lessee shall deliver to Lessor copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Leased Property or Lessee's use thereof,

            (c) Lessee hereby acknowledges that the failure to furnish Lessor with any of the certificates or statements required by this Article XXV will cause Lessor to incur costs and expenses not contemplated under the terms of this Lease, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Accordingly, if Lessee fails to furnish Lessor with any of the certificates or statements required by this Article XXV within five (5) days after written demand by Lessor for the receipt thereof, Lessee agrees to pay to Lessor, upon Lessor's request, $1,000 for each such failure as Additional Charges. The parties agree that this charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of Lessee's failure to furnish Lessor with such certificates and statements,

                                  ARTICLE XXVI

      26. Lessor's Right to Inspect. Lessee shall permit Lessor and its authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of Lessee or any governmental agency or insurance requirement relating to the Leased Property, or imposed by law or applicable regulations.

                                  ARTICLE XXVII

      27. No Waiver. No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                 ARTICLE XXVIII

      28. Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.

                                  ARTICLE XXIX

      29. Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part of any thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                   ARTICLE XXX

      30. No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                  ARTICLE XXXI

      31. Conveyance by Lessor. If Lessor or any successor owner of the Leased Property shall convey the Leased Property in accordance with the terms hereof other than as security for a debt, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                                  ARTICLE XXXII

      32. Quiet Enjoyment. So long as Lessee shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Lessor, Lessee shall have the right, by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section. No failure by Lessor to comply with the covenant of quiet enjoyment shall give Lessee any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder.

                                 ARTICLE XXXIII

      33. Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as follows:

              (a) if to Lessee:

                  The Cardinal Group
                  1300 Hurstbourne Place
                  9300 Shelbyville Road
                  Louisville, KY  40222
                  Fax # (502) 425-3662
                  Attention:  Randall J. Bufford

              with a copy to:

                  Brown, Todd & Heyborn
                  1600 Citizens Plaza
                  Louisville, KY  40202-2873
                  Fax # (606) 252-5108
                  Attention:  C. Edward Glasscock, Esq.

              (b) if to Lessor:

                  Health Care Property Investors, Inc.
                  10990 Wilshire Boulevard
                  Suite 1200
                  Los Angeles, California  90024
                  Fax # (213) 444-7817
                  Attention:  Vice President-Legal

              with a copy to:

                  Latham and Watkins
                  633 West Fifth Street
                  Los Angeles, California  90071
                  Fax # (213) 891-8763
                  Attention:  Michael D. McKee, Esq.

or to such other address as either party may hereafter designate, and shall be effective upon receipt.

                                  ARTICLE XXXIV

      34.1 Appraisers. In the event that it becomes necessary to determine the Fair Market Value of the Leased Property for any purpose of this Lease, the party required or permitted to give notice of such required determination shall include in the notice the name of a person selected to act as appraiser on its behalf. within 10 days after receipt of any such notice, Lessor (or Lessee, as the case may be) shall by notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto), shall, within 45 days after the date of the notice appointing the first appraiser, proceed to appraise the Leased Property to determine the Fair Market Value thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date) provided, however that if only one appraiser shall have been so appointed, or if two appraisers shall have been so appointed but only one such appraiser shall have made such determination within 50 days after the making of Lessee's or Lessor's request, then the determination of such appraiser shall be final and binding upon the parties. To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, such appraisal shall be made on a basis consistent with the basis on which the Leased Property was appraised for purposes of determining its Fair Market Value at the time the Leased Property was acquired by Lessor. If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten per cent (10%) of the lesser of such amounts then the Fair Market Value shall be an amount equal to 50% of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lessor of such amounts, then such two appraisers shall have 20 days to appoint a third appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within 20 days of such request, and both parties shall be bound by any appointment so made within such 20 day period. If no such appraiser shall have been appointed within such 20 days or within 90 days of the original request for a determination of Fair Market Value, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers, by the American Arbitration Association or by such court shall be instructed to determine the Fair Market Value within 30 days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market Value for such interest. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other cost and expenses incurred in connection with each appraisal.

                                  ARTICLE XXXV

      35.1 First Refusal to Purchase.

            (a) During the Term of this Lease, Lessee shall have a first refusal option to purchase the Leased Property upon the same terms and conditions as Lessor shall propose to sell the Leased Property, or upon the same terms and conditions of any offer from a third party to purchase the Leased Property which Lessor intends to accept (or has accepted subject to Lessee's right of first refusal herein); provided, that such first refusal option shall not apply to any sale of the Leased Property by Lessor to an Affiliate of Lessor. If, during the Term, Lessor reaches such agreement with a third party or proposes to offer the Leased Property for sale, Lessor shall promptly notify Lessee of the purchase price and all other material terms and conditions of such agreement or proposed sale and Lessee shall have thirty (30) days after receipt of such notice from Lessor within which time to exercise Lessee's option to purchase. If Lessee exercises its option, then such transaction shall be consummated within sixty
(60) days after the date of receipt by Lessor of notice of such exercise in accordance with the terms and conditions of such agreement, as to price and the other conditions set forth therein and in accordance with the provisions of
Article XVIII hereof to the extent not inconsistent therewith, on the first day of the first month after all permits for owning or operating the Facility on the Leased Property have been obtained by Lessee, but in no event later than 120 days after the date of receipt by Lessor of notice of the exercise by Lesser of this option. If Lessee shall not exercise Lessee's option to purchase within said thirty (30) day period after receipt of said notice from Lessor, Lessor shall be free for a period of one year after the expiration of said 30 day period to sell the Leased Property to any third party at a price and upon terms no less favorable to Lessor than those so offered to Lessee, Whether or not such sale is consummated, Lessee shall be entitled to exercise its right of first refusal as provided in this section, as to any subsequent sale of the Leased Property during the Term of this Lease.

            (b) Lessor agrees not to sell a part of the Leased Property to anyone unless it is selling all parts of the Leased Property concurrently. In any such case, Lessee's right of first refusal shall be applicable and the price at which Lessee may purchase shall be the sum of the proposed sale prices of the parts.

      35.2 Lessee's Option to Purchase the Leased Property. Lessee shall have the option exercisable on not less than 6 months' prior written notice given not earlier than 9 months prior to the expiration of the Fixed Term and each subsequent Extended Term to purchase the Leased Property upon the expiration of the Fixed Term or Extended Term, as the case may be, at the Fair Market Value of the Leased Property as of the expiration of said Fixed Term or Extended Term provided that Lessee exercises its right to purchase every facility contained in the group of properties of which the Leased Property is a part as described in Exhibit B.

                                  ARTICLE XXXVI

      36.1 Lessor May Grant Liens. Without the consent of Lessee, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance shall not be for an amount greater than the higher of the Minimum Repurchase Price or the Fair Market Value of the Leased Property at the time the Encumbrance is created. Any such Encumbrance, other than one the proceeds of which are used to finance construction of Capital Additions (as to which the following restrictions shall not apply) shall contain the right to prepay (whether or not subject to prepayment penalty). This Lease is and at all times shall be subject and subordinate to any ground or underlying leases, mortgages, trust deeds or like encumbrances, which may now or hereafter affect the Leased Property and to all renewals, modifications, consolidations, replacements and extensions of any such lease, mortgage, trust deed or like encumbrance. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee or beneficiary, affecting any lease or the Leased Property. In confirmation of such subordination, Lessee shall execute promptly any certificate that Lessor may request for such purposes; provided, however that such subordination shall be conditioned upon the holder of such interest executing and delivering to Lessee an agreement in a form acceptable to such interest holder which agreement shall provide that such interest holder will recognize Lessee's right to possession of the Leased Property under this Lease so long as Lessee is not in default under the terms of this Lease.

      36.2 Breach by Lessor. It shall be a breach of this Lease if Lessor shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after notice thereof from Lessee (or such shorter time as may be required in order to protect the health or welfare of any patients or other residents of the Leased Property), unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay. If Lessor shall fail to pay when due any payment of an obligation secured by a lien on the Leased Property, Lessee, without waiving or releasing any rights or remedies, may (but shall be under no obligation at any time thereafter to) upon written notice to Lessor make such payment, All sums so paid by Lessee and all costs, and expenses (including, without limitation, reasonable attorneys fees) so incurred, together with interest thereon (at the Overdue Rate) from the date on which sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand.

                                 ARTICLE XXXVII

      37.1 Arbitration. Except with respect to the payment of Minimum Rent hereunder, in case any controversy shall arise between the parties hereto as to any of the requirements of this Lease or the performance thereof, which the parties shall be unable to settle by agreement or as otherwise provided herein, such controversy shall be determined by arbitration to be initiated and conducted as provisions of this Article XXXVII.

      37.2 Appointment of Arbitrators. The party or parties requesting arbitration shall serve upon the other a demand therefor, in writing, specifying the matter to be submitted to arbitration and nominating some competent disinterested person to act as an arbitrator; within twenty (20) days after receipt of such written demand and notification, the other party shall, in writing, nominate a competent disinterested person and the two (2) arbitrators so designated shall, within ten (10) days thereafter, select a third arbitrator and give immediate written notice of such selection to the parties and shall fix in said notice a time and place for the first meeting of the arbitrators, which meeting shall be held as soon as conveniently possible after the selection of all arbitrators at which time and place the parties to the controversy may appear and be heard.

      37.3 Third Arbitrator. In case the notified party or parties shall fail to make a selection upon notice, as aforesaid, or in case the first two (2) arbitrators selected shall fail to agree upon a third arbitrator within ten (10) days after their selection, then such arbitrator or arbitrators, may, upon application made by either of the parties to the controversy, after twenty (20) days, written notice thereof to the other party or parties, be appointed by any judge of any United States Court of Record having jurisdiction in the state in which the Leased Property is located, or, if such office shall not then exist, by a judge holding an office most nearly corresponding thereto.

      37.4 Arbitration Procedure. Said arbitrators shall give each of the parties not less than ten (10) days, written notice of the time and place of each meeting at which the parties or any of them may appear and be heard and after hearing the parties in regard to the matter in dispute and taking such other testimony and making such other examinations and investigations as justice shall require and as the arbitrators may deem necessary, they shall decide the question submitted to them; and the decision of said arbitrators in writing signed by a majority of them shall be final and binding upon the parties to such controversy. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease.

      37.5 Expenses. The expense of such arbitration shall be divided between Lessor and Lessee unless otherwise specified in the award. Each party in interest shall pay the fees and expenses of its own counsel.

                                 ARTICLE XXXVIII

      38. Miscellaneous.

      38.1 Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, the Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State of California (but not including its conflict of laws rules), except for those certain procedural laws which must be governed by the laws of the location of the Leased Property, regarding which procedures the law of the state or commonwealth in which the Leased Property is located shall govern.

      38.2 Lessee specifically agrees to look solely to the Leased Property, and to other assets of Lessor which directly relate to the proceeds (which shall include any insurance proceeds or condemnation Awards) of the Leased Property, for recovery of any judgment from Lessor. It is specifically agreed that no constituent partner in Lessor or officer or employee of Lessor shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Lessee. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest or any action not involving the personal liability of Lessor (original or successor). Furthermore, except as otherwise expressly provided herein, in no event shall Lessor (original or successor) ever be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause. Notwithstanding the foregoing, Lessor shall be fully liable, to the extent of the amount of such insurance proceeds or Awards actually received by Lessor, for the willful misapplication of (i) insurance proceeds from any policy of insurance covering any portion of the Leased Property, and (ii) any Award received as a result of any Condemnation affecting the Leased Property.

      38.3 Upon the expiration or earlier termination of the Term, Lessee shall use its best efforts to transfer to Lessor or Lessor's nominee or to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

                                  ARTICLE XXXIX

      39. Memorandum of Lease. Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the state in which the Leased Property is located, in which reference to this Lease, and all options contained herein, shall be made. Lessee shall pay all costs and expenses of recording such Memorandum of Lease.

                                   ARTICLE XL

      40. Sale of Real Estate Assets. Notwithstanding any other provision of this Lease, Lessor shall not be required to sell or transfer the Leased Property, or any portion thereof, which is a real estate asset as defined in
Section 856(c)(6)(B), or functionally equivalent successor provision, of the Code, to Lessee if Lessor's counsel advises Lessor that such sale or transfer may not be a sale of property described in Section 857(b)(6)(C), or functionally equivalent successor provision, of the Code. If Lessor determines not to sell such property pursuant to the above sentence, Lessee's right, if any, to purchase any or all of such property shall continue and be exercisable, upon and subject to all applicable terms and conditions set forth in this Lease, including without limitation the provisions of Article XXXV, at such time as the transaction, upon the advice of Lessor's counsel, would be a sale of Property described in Section 857(b)(6)(C), or functionally equivalent successor provision, of the Code, and until such time Lessee shall lease the Leased Property from Lessor at Fair Market Rental.

                                   ARTICLE XLI

      41. Subdivision. If the Land is in excess of that which is required to operate the Leased Property in accordance with its Primary Intended Use, Lessor may subdivide the Land and amend this Lease and the legal description attached hereto as Exhibit A such that the Land contains only so much of the Land as is necessary to operate the Leased Property in accordance with its Primary Intended Use. If Lessor subdivides the Land there shall be no change in the Rent payable or any other obligations of either party under this Lease. After any such subdivision Lessee shall have no rights to any land which is no longer part of the Leased Property and Lessor may sell, lease or develop any land which is no longer part of the Leased Property. If Lessor elects to subdivide the Land Lessee shall cooperate with Lessor and take all actions reasonably requested by Lessor to effect such subdivision.

                                  ARTICLE XLII

      42. Authority. If Lessee is a corporation, trust, or general or limited partnership, Lessee, and each individual executing this Lease, represent and warrant that each is duly authorized to execute and deliver this Lease on behalf of said entity and shall within thirty (30) days after execution of this Lease deliver to Lessor evidence of such authority satisfactory to Lessor.

                                  ARTICLE XLIII

      43. Attorneys' Fees. Lessee agrees to pay, as Additional Rent, all of Lessor's reasonable attorneys' fees incurred in connection with the administration or enforcement of this Lease, including without limitation, attorneys' fees incurred in connection with Lessee's exercise of its option to purchase the Leased Property, Lessee's exercise of its option to purchase the Personal Property, the renewal of this Lease for any Extended Term, the review of any new forms of letters of credit, the processing and documentation of any assignment, subletting, or management arrangement, or the collection of past due Rent.

      IN WITNESS WHEREOF, the parties have caused this Lease to be executed and attested by their respective officers thereunto duly authorized.


HEALTH CARE PROPERTY                      CARDINAL INDIANA, INC.
  INVESTORS, INC., a                        a Kentucky corporation
  Maryland corporation


By: /s/ James G. Reynolds                 By: /s/ David V. Hall
    -----------------------------             -----------------------------

Its:Senior Vice President                 Its: President



By: _____________________________         By: /s/ Randall J. Bufford
                                              -----------------------------


Its: ____________________________             Its: Vice President


            "Lessor"                                "Lessee"

                          AMENDMENT TO OPERATING LEASE


      This Amendment to Operating Lease (this "Amendment") is made and is effective as of November 1, 1993 by and among HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation ("Lessor"), and CARDINAL OF INDIANA, INC., a Kentucky corporation ("Lessee");

      WHEREAS Lessor and Lessee entered into that certain Operating Lease, dated as of March 28, 1991 (the "Lease"), for those certain premises located at 505 West 4th Street, City of Milford, County of Kosciusko, Indiana, and commonly known as Lakeland Loving Care Center (the "Premises"); and

      WHEREAS Lessee desires to assign all of its right, title and interest under the Lease to TRANSITIONAL HEALTH PARTNERS d/b/a TRANSITIONAL HEALTH SERVICES, a Delaware general partnership; and

      WHEREAS as a condition to Lessor's consent to such assignment, Lessor and Lessee have agreed to effect certain amendments to the Lease;

      NOW, THEREFORE, for good and valuable consideration, Lessor and Lessee agree as follows:

      43.0.1 Definitions. All terms defined in the Lease shall have the same meaning when used in this Amendment unless modified hereby.

      43.0.2 Term. The last paragraph of Section 1 of the Lease is modified hereby so that the Fixed Term ending date, which is currently March 27, 2006, shall be March 27, 2011, and the phrase "Extended Terms" shall be replaced with "Extended Term".

      43.0.3 Incremental Revenues. Effective on and after November 1, 1993, "Incremental Revenues" shall mean:

            "The amount by which the Gross Revenues for the current Fiscal Year exceed "Base Revenues". Base Revenues are equal to the sum of (i) Gross Revenues for the quarter ended September 30, 1993, multiplied by 4, or $1,563,324, plus (ii) $97,487, which equals $1,660,811. Gross Revenues for the quarter ended September 30, 1993 are subject to audit at the option of HCPI."

      43.0.4 Proration. The following is added to Section 3.3 of the Lease:
"Incremental Revenues for any partial Fiscal Year shall be the difference between the Gross Revenues for such partial Fiscal Year and Base Revenues prorated on the basis of the actual number of days elapsed in such partial Fiscal Year.

            "For purposes of the Fiscal Year 1993, the period to and including October 31, 1993 and the period from and including November 1, 1993 shall each be partial Fiscal Years."

      43.0.5 Guarantors. The definition of "Guarantors" in Section 2 of the Lease is amended to read as follows:

            "Guarantor: Transitional Health Services, Inc."

The existing guaranties shall be replaced with a new guaranty from the Guarantor.

      43.0.6 Minimum Rent. Effective on and after November 1, 1993, Section 3.1(a) of the Lease is amended to read as follows:

            "Minimum Rent shall be the annual sum of $156,719, payable in advance in equal consecutive monthly installments of $13,060 on the first day of each calendar month; provided, however, that Minimum Rent shall be prorated as to any partial month during the Term on the basis of the actual number of days in any such month.

            "Beginning on the tenth anniversary of the Commencement Date of this Lease, and again on the fifteenth such anniversary, the Minimum Rent shall be further increased (but under no circumstances shall the Minimum Rent be decreased) by an amount equal to fifty (50) percent of any increase in the five-year treasury note rate, as quoted in the Wall Street Journal, since the Commencement Date with respect to the increase on the tenth anniversary, and since the tenth anniversary date with respect to the increase on the fifteenth anniversary, in each case multiplied by the Minimum Repurchase Price."

      43.0.7 Annual Rent. The last sentence of paragraph (b) of Section 3.1 of the Lease is deleted and replaced with the following:

            "Beginning with the quarter ended March 31, 1994 and in each quarter thereafter, the Additional Rent payable hereunder shall be at least equal to the amount which will enable the sum of Minimum Rent and Additional Rent payable for such quarter to be not less than 103% of the sum of the preceding calendar year's total Minimum Rent and Additional Rent divided by 4; without taking into account for such purposes the increase in Minimum Rent effective as of the date hereof or the increases in Minimum Rent that might become effective on the tenth and fifteenth anniversaries of the Commencement Date; provided, however, that for the calendar year ended December 31, 1994, in lieu of the calculation to be made as set forth above in this paragraph (b) of Section 3.1, the sum of Minimum Rent and Additional Rent shall in no event be less than $39,767.00 for each calendar quarter thereof."

      43.0.8 Renewal Terms. Section 19 of the Lease is amended to read as follows:

            "If no Event of Default shall have occurred and be continuing, Lessee is hereby granted the right to renew this Lease for one (1) 5-year optional renewal term ("Extended Term") after the expiration of the Fixed Term, upon giving written notice to Lessor of such extension at least one hundred eighty (180) days but not more than three hundred sixty (360) days prior to the termination of the Fixed Term so long as Lessee exercises its right to renew as to every facility contained in the group of properties of which the Leased Property is a part as described in Exhibit B. During such Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect except that the Rent for and during the Extended Term shall be the then current fair market rental ("Fair Market Rental") and which unless otherwise mutually agreed to by Lessor and Lessee shall be determined by arbitration pursuant to the provisions of
      Article XXXVII."

      43.0.9 Subletting and Assignment. The tenth through the seventeenth sentences of Section 24 of the Lease (regarding Transfer Consideration) are deleted.

      43.0.10 Certificate of Need. Lessee hereby assigns to Lessor, effective as of the expiration or earlier termination of the Lease, all of Lessee's interest in any Certificate or Determination of Need relating to the Premises, and at the request of Lessor, Lessee will execute and deliver any and all other documents required to effect or perfect such assignment.

      43.0.11 No Other Changes. Except as expressly set forth herein, the Lease shall continue in full force and effect.

      43.0.12 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LESSOR:                             LESSEE:

HEALTH CARE PROPERTY                CARDINAL OF INDIANA, INC.,
INVESTORS, INC., a Maryland           a Kentucky corporation
Corporation


By:  /s/ James G. Reynolds          By:  /s/ Randall J. Bufford
     --------------------------          ----------------------------
Its: Senior Vice President          Its: Vice President

                       SECOND AMENDMENT TO OPERATING LEASE


      This Second Amendment to Operating Lease (this "Second Amendment") is made and is effective as of April 1, 1994, by and between HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation ("Lessor"), and TRANSITIONAL HEALTH PARTNERS d/b/a TRANSITIONAL HEALTH SERVICES, a Delaware general partnership ("Lessee");

      WHEREAS Lessor and Lessee's predecessor in interest, Cardinal of Indiana, Inc., a Kentucky corporation ("Former Lessee"), entered into that certain Operating Lease, dated as of March 28, 1991 (the "Original Lease"), for those certain premises located at 505 West 4th Street, City of Milford, County of Kosciusko, Indiana, and commonly known as Lakeland Loving Care Center (the "Premises"), which Original Lease was amended by that certain Amendment to Operating Lease between Lessor and Former Lessee, made and effective as of November 1, 1993 (the "First Amendment" and together with the Original Lease, the "Lease"); and

      WHEREAS Lessor and Lessee have agreed to effect certain amendments to the Lease to revise the calculation of Additional Rent payable under the Lease;

      NOW, THEREFORE, for good and valuable consideration, Lessor and Lessee agree as follows:

      43.0.13 Definitions. All terms defined in the Lease shall have the same meaning when used in this Second Amendment unless modified hereby.

      43.0.14 Annual Rent. The last sentence of paragraph (b) of Section 3.1 of the Lease is deleted and the following is added to the sentence that preceded such deleted sentence:

      provided, however, that beginning with the quarter ended March 31, 1994 and in each quarter thereafter, the Additional Rent payable hereunder shall not be less than the sum of the Additional Rent paid for the last quarter of the Fiscal Year then most recently ended (the "Preceding Year") plus the greatest of the following amounts:

                  "(i) One hundred percent (100%) of Gross Revenues for the Preceding Year in excess of the Gross Revenue Threshold for the Facility as shown on Schedule 1 attached hereto and incorporated herein ("Excess Revenues"), up to but not exceeding an amount equal to three percent (3%) of the sum of the Preceding Year's total Minimum Rent and Additional Rent (without taking into account for such purposes the increases in Minimum Rent effective as of the date hereof or the increases in Minimum Rent that might become effective on the tenth and fifteenth anniversaries of the Commencement Date), divided by four
                        (4);

                  "(ii) The sum of one hundred percent (100%) of that portion, if any, of the gross revenues for the Preceding Year of each of the facilities listed on Schedule I that was subject to an operating lease between Lessee or an Affiliate of Lessee and Lessor or an Affiliate of Lessor as of the last day of the Preceding Year which is in excess of the Gross Revenue Threshold for such leased facility as shown on Schedule 1, up to but not exceeding an amount equal to three percent (3%) of the sum of the Preceding Year's total Minimum Rent and Additional Rent (without taking into account for such purposes the increases in Minimum Rent effective as of the date hereof or the increases in Minimum Rent that might become effective on the tenth and fifteenth anniversaries of the Commencement Date), divided by four
                        (4);

                 "(iii) The product of (A) the sum of the Preceding Year's total
                        Minimum Rent and Additional Rent, multiplied by (B) the percentage increase in the Consumer Price Index for All Urban Consumers (1982-1984 = 100), U.S. City Average, as published by the Bureau of Labor Statistics, United States Department of Labor (the "CPI") between the day immediately preceding the first day of the Preceding Year and the last day of the Preceding Year, up to but not exceeding an amount equal to three percent (3%) of the sum of the Preceding Year's total Minimum Rent and Additional Rent (without taking into account for such purposes the increases in Minimum Rent effective as of the date hereof or the increases in Minimum Rent that might become effective on the tenth and fifteenth anniversaries of the Commencement Date), divided by four
                        (4);

                  "(iv) The product of (A) the sum of the Preceding Year's total
                        Minimum Rent and Additional Rent, multiplied by (B) the percentage increase in the "Medical Care" portion of the CPI between the day immediately preceding the first day of the Preceding Year and the last day of the Preceding Year, up to but not exceeding an amount equal to three percent (3%) of the sum of the Preceding Year's total Minimum Rent and Additional Rent (without taking into account for such purposes the increases in Minimum Rent effective as of the date hereof or the increases in Minimum Rent that might become effective on the tenth and fifteenth anniversaries of the Commencement Date), divided by four (4); or

                  "(v) The product of (A) the sum of the Preceding Year's total Minimum Rent and Additional Rent, multiplied by (B) the quotient of (1) the average Medicaid rate per Medicaid patient at the Facility during the Preceding Year divided by (2) the average

                        Medicaid rate per Medicaid patient at the Facility during the Fiscal Year preceding the Preceding Year, up to but not exceeding an amount equal to three percent (3%) of the sum of the Preceding Year's total Minimum Rent and Additional Rent (without taking into account for such purposes the increases in Minimum Rent effective as of the date hereof or the increases in Minimum Rent that might become effective on the tenth and fifteenth anniversaries of the Commencement Date), divided by four (4);

      "provided, however, that for the Fiscal Year ended December 31, 1994, the sum of Minimum Rent and Additional Rent shall in no event be less than $39,767.00 for each calendar quarter thereof."

      43.0.15 No Other Changes. Except as expressly set forth herein, the Lease shall continue in full force and effect.

      43.0.16 Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

LESSOR:                             LESSEE:

HEALTH CARE PROPERTY                TRANSITIONAL HEALTH PARTNERS
INVESTORS. INC., a Maryland           d/b/a TRANSITIONAL HEALTH
corporation                         SERVICES, a Delaware general partnership



By:  /s/ James G. Reynolds          By:  /s/ John G. Hundley
     --------------------------          ----------------------------
Its: Senior Vice President          Its: Vice President of Legal Affairs

                                   Schedule I


Facility                                               Gross Revenue Threshold

Amber Manor
Illinois Street, City of Petersburg, Indiana                      $ 950,000.00

Hillcrest Healthcare Center
203 Sparks Avenue, Jeffersonville, Indiana                        3,500,000.00

Lakeland Loving Care Center
505 West 4th Street, Milford, Indiana                               750,000.00

Lowell Healthcare Center
710 Michigan Street, Lowell, Indiana                              1,725,000.00

Red Oaks Healthcare Center
910 South Carroll Avenue, Michigan City, Indiana                  2,100,000.00

Scenic Hills Care Center
311 East First Street, Route I - Box 320, Ferdinand, Ind          1,050,000.00

                       THIRD AMENDMENT TO OPERATING LEASE


      THIS THIRD AMENDMENT TO OPERATING LEASE (this "Third Amendment") is made and is effective as of March 31, 1995, by and between HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation ("Lessor"), and TRANSITIONAL HEALTH PARTNERS d/b/a TRANSITIONAL HEALTH SERVICES, a Delaware general partnership ("Lessee").

      WHEREAS, Lessee's predecessor in interest, Cardinal of Indiana, Inc., a Kentucky corporation ("Former Lessee"), entered into that certain Operating Lease, dated as of March 28, 1991, with Lessor (the "Original Lease"), for those certain premises located at 505 West 4th Street, City of Milford, County of Kosciusko, State of Indiana, and commonly known as Lakeland Loving Care Center (the "Premises"), which Original Lease was amended by that certain Amendment to Operating Lease between Lessor and Former Lessee, made and effective as of November 1, 1993, and that certain Second Amendment to Operating Lease between Lessor and Lessee, made and effective as of April 1, 1994 (as amended, the "Lease"); and

      WHEREAS, Lessor has agreed to sell a 71-bed nursing home located in the City of Ann Arbor, County of Washtenaw, State of Michigan, commonly known as Riverview of Ann Arbor, to Lessee and to accept in partial payment of the purchase price therefor a certain Purchase Money Promissory Note in the principal amount of $1,800,000 (the "Purchase Money Note"), to be secured by a certain Purchase Money Mortgage and Security Agreement (the "Mortgage") and a certain Assignment of Leases and Rents ("Assignment") from Lessee to Lessor; and

      WHEREAS, Lessor and Lessee have agreed to amend the Lease to provide that an Event of Default under the Purchase Money Note, the Mortgage or the Assignment or under any other agreements between Lessor or an Affiliate of Lessor and Lessee or an Affiliate of Lessee shall constitute an Event of Default under the Lease;

      NOW, THEREFORE, for good and valuable consideration, Lessor and Lessee agree as follows:

      43.0.17 Definitions. All terms defined in the Lease shall have the same meaning when used in this Third Amendment unless modified hereby. The terms "Purchase Money Note," "Mortgage," and "Assignment" shall have the respective meanings set forth in the second recital of this Third Amendment.

      43.0.18 Events of Default. Subparagraph (a) of Section 16.1 is hereby amended to read as follows:

            (a) An Event of Default shall occur (i) under any other lease between Lessor or an Affiliate of Lessor and Lessee or an Affiliate of Lessee, whether now existing or hereafter created, (ii) under the Purchase Money Note or any extension or renewal thereof or any document, instrument or agreement relating to or securing such Purchase Money Note, including without limitation the

      Mortgage and the Assignment, (iii) under any other promissory note, mortgage, security agreement, assignment of leases or assignment of rents from Lessee or an Affiliate of Lessee to Lessor or an Affiliate of Lessor, whether now existing or hereafter created, or (iv) under any other agreement between Lessee or an Affiliate of Lessee and Lessor or an Affiliate of Lessor, whether now existing or hereafter created,

      3. No Other Changes. Except as expressly set forth herein, the Lease shall continue in full force and effect.

      43.0.19 Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first above written.


LESSOR:                            LESSEE:

HEALTH CARE PROPERTY INVESTORS     TRANSITIONAL HEALTH
PARTNERS INC., a Maryland
corporation                        d/b/a TRANSITIONAL HEALTH SERVICES,
                                   a Delaware general partnership


By: /s/ Edward J. Henning          By: THS PARTNERS I, INC., a
    ----------------------------       Delaware corporation
    Its: Senior V.P. & General         Its: General Partner
         Counsel
                                       By: /s/ John G. Hundley
                                           ------------------------------------

                                           Its: Vice President / Asst. Secretary

                                   and


                                   By: THS PARTNERS I, INC., a
                                       Delaware corporation
                                       Its: General Partner

                                       By: /s/ John G. Hundley
                                       ----------------------------------------

                                          Its: Vice President / Asst. Secretary

                                                                [Execution Copy]

                                FOURTH AMENDMENT
                                       TO
                                 OPERATING LEASE


      THIS FOURTH AMENDMENT TO OPERATING LEASE (this "Amendment") is made and effective as of this 1st day of January, 1996, by and between HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation ("Lessor"), and TRANSITIONAL HEALTH PARTNERS d/b/a TRANSITIONAL HEALTH SERVICES, a Delaware general partnership ("Lessee").

                                    RECITALS

      43.1 Lessor is the lessor and Lessee is the last and current successor to the lessee's interest pursuant to that certain written Operating Lease dated as of March 28, 1991 (the "Original Lease") between Lessor, as lessor, and CARDINAL OF INDIANA, INC., a Kentucky corporation ("Original Lessee"), as the original lessee, as amended by that certain Amendment to Operating Lease made and effective November 1, 1993 (the "First Amendment"), that certain Second Amendment to Operating Lease made and effective as of April 1, 1994 (the "Second Amendment") and that certain Third Amendment to Operating Lease made and effective as of March 31, 1995 (the "Third Amendment"). The Original Lease together with the First Amendment, the Second Amendment and the Third Amendment are referred to herein, collectively, as the "Lease. " The Lease covers Leased Property consisting of Land, Leased Improvements, Related Rights, Fixtures and Personal Property located at 505 West 4th Street, City of Milford, County-of Kosciusko, State of Indiana, and commonly known as "Lakeland Loving Care Center," all as more particularly described in the Lease.

            On November 1, 1993, Original Lessee assigned its lessee/tenant interests under the Lease to the Lessee pursuant to a Lease Assignment, Consent and Release, which is recorded as Instrument No. 93-11-0923 with the Register of Deeds of Kosciusko County, Indiana.

      43.2 Transitional Health Services, Inc., a Delaware corporation ("THS"), entered into a Guaranty of Obligations Pursuant to Lease dated November 1, 1993 (the "Guaranty"), in favor of Lessor, pursuant to which it guaranteed performance by Lessee of all of Lessee's obligations under the Lease and certain other leases between Lessee and Lessor.

      43.3 On or about December 31, 1995, THS entered into a merger transaction with WelCare Transitional Acquirors, Inc., a Delaware corporation ("WTA") (the "Merger"). Pursuant to that certain Lessor's Consent to Lease Assignment among Lessor, Lessee, THS, WTA and WelCare International, Inc. dated as of December 31, 1995, Lessor consented, among other things, to the Merger (the "Merger Consent").

      43.4 As a condition to the effectiveness of the Merger Consent, Lessor and Lessee desire to amend the Lease to modify the calculation and payment of additional rent by Lessee and to provide for the transfer of the Personal Property from Lessor to Lessee, but only upon the terms and conditions set forth herein.

                                    AMENDMENT

      NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      43.4.1 Gross Revenues. The definition of "Gross Revenues" appearing in
Article 11 of the Original Lease is hereby amended to read, in its entirety, as follows:

                  "Gross Revenues: The term "Gross Revenues" shall mean all
            revenues received or receivable from or by reason of the operation of the Facility, or any other use of the Leased Property, including, without limitation, all patient revenues received or receivable for the use of or otherwise by reason of all rooms, beds and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on the Leased Property and all Capital Additions, including, without limitation, and except as provided below, any consideration received under any subletting, licensing, or other arrangements with third parties relating to the possession or use of any portion of the Leased Property; provided, however, that Gross Revenues shall not include non-operating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business; and provided, further that there shall be excluded from such revenues:

                  "(i) contractual allowances (relating to any period during the
            Term) for billings not paid by or received from the appropriate governmental agencies or third party providers,

                  "(ii) all proper patient billing credits and adjustments
            according to generally accepted accounting principles relating to health care accounting, and

                  "(iii) Federal, state or local excise taxes and any tax based upon or measured by such revenues (including any provider tax) which is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately.

      "To the extent that the Leased Property is subleased by Lessee, Gross Revenues shall be calculated for all purposes of the Lease by including the Gross Revenues of such sublessees with respect to the subleased property. i.e., the Gross Revenues generated from the operations conducted on such subleased portion of the Leased Property shall be included directly in the Gross Revenues for the purpose of determining Additional Rent payable under this Lease and the rent received or receivable by Lessee from or under such subleases shall be excluded from Gross Revenues for such purpose."

      43.4.2 Incremental Revenues; Base Revenues.

            (a) The definition of "Incremental Revenues" appearing in Article 11 of the Original Lease, as amended by Paragraph 3 of the First Amendment, is hereby amended to read, in its entirety, as follows:

            "Incremental Revenues: The amount by which Gross Revenues for the current Fiscal Year exceed the Base Revenues."

            (b) A replacement definition for "Base Revenues" is hereby added to
Article 11 of the Original Lease to read, in its entirety, as follows:

            "Base Revenues: The term "Base Revenues" shall mean the sum of $1,676,387."

      43.4.3 Additional Rent Collar. Notwithstanding anything to the contrary in the Lease, if in any Fiscal Year, the Additional Rent payable by Lessee would otherwise be in excess of an amount such that the Effective Rent (as defined below) for such Fiscal Year is more than One Hundred Three Percent (103%) of the Effective Rent paid or payable for the immediately prior Fiscal Year (without taking into account for such purposes any increases in Minimum Rent that might become effective on the tenth (10th) and fifteenth (15th) anniversaries of the Commencement Date) (the "Rent Collar"), then Lessee shall only be required to pay Additional Rent for such Fiscal Year in an amount such that Effective Rent payable by Lessee for such Fiscal Year does not exceed the applicable Rent Collar, plus Sixty Percent (60%) of the amount in excess of the applicable Rent Collar. By way of example only, if the Effective Rent otherwise payable for the 1996 Fiscal Year is One Hundred Four Percent (104%) of the Effective Rent paid or payable for the 1995 Fiscal Year, Lessee shall pay Additional Rent for the 1996 Fiscal Year in an amount such that the Effective Rent for the 1996 Fiscal Year does not exceed One Hundred Three and Six-Tenths Percent (103.6%) of the Effective Rent paid for payable for the 1995 Fiscal Year (i.e., 103%, plus 60% of 1%). As used herein, "Effective Rent" means the sum of Minimum Rent and Additional Rent paid or payable by Lessee.

      43.4.4 Transfer of Personal Property. Notwithstanding anything to the contrary in Section 6.3 of the Original Lease, but subject to the provisions of
Section 6.4 of the Original Lease, for valuable consideration, including the payment of $1.00, the receipt and sufficiency of which are hereby acknowledged, Lessor hereby transfers and conveys, without warranty, either express or implied, all right, title and interest of Lessor in and to the Personal Property. In order that Lessee be in possession of an instrument evidencing such transfer and conveyance, Lessor shall, concurrently with its execution and delivery to Lessee of a fully executed copy of this Amendment, deliver to Lessee a bill of sale in the form attached hereto as Exhibit A.

      43.4.5 Effective Date. This Amendment shall be effective upon the date hereof, notwithstanding any later execution and delivery hereof by Lessor and Lessee.

      43.4.6 Defined Terms. All terms used herein with initial capital letters and not defined herein shall have the meanings given to such terms in the Lease.

      43.4.7 Lease in Effect. Lessor and Lessee acknowledge and agree that the Lease, as hereby amended, is in full force and effect in accordance with its terms.

      IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Operating Lease as of the day and year first above written.

"Lessee"                               "Lessor"

TRANSITIONAL HEALTH                         HEALTH CARE PROPERTY INVESTORS,
PARTNERS d/b/a TRANSITIONAL                 INC., a Maryland corporation
HEALTH SERVICES, a Delaware
general partnership
                                       By: /s/ Edward J. Henning
                                           -------------------------------------
By: THS PARTNERS I, INC., a                Edward J. Henning
    Delaware corporation, General          Senior Vice President,
    Partner                            General Counsel and
                                       Corporate Secretary
    By: /s/ Alan C. Dahl
        -------------------------

    Its:  Vice President

By: THS PARTNERS 11, INC., a
    Delaware corporation, General
    Partner

    By:  /s/ Alan C. Dahl
        -------------------------

    Its: Vice President


      THS, as the surviving entity following the merger with WTA, hereby consents to this Amendment and reaffirms to Lessor that its obligations under the Guaranty remain in full force and effect with respect to the Lease as amended hereby.

                                       TRANSITIONAL HEALTH SERVICES, INC.,
                                       a Delaware corporation


                                       By:  /s/ Alan C. Dahl
                                            ------------------------------------
                                       Its: Vice President

                                    EXHIBIT A

                                  BILL OF SALE


      For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Health Care Property Investors, Inc., a Maryland corporation ("Transferor"), does hereby transfer and convey, without warranty, either express or implied, to Transitional Health Partners d/b/a Transitional Health Services, a Delaware general partnership ("Transferee"), all right, title and interest of Transferor in and to the Personal Property (as defined in that certain Operating Lease dated as of March 28, 1991, as amended (the "Lease") between Transferor, as lessor, and Transferee's predecessor-in-interest, Cardinal of Indiana, Inc., a Kentucky corporation, as the original lessee). The foregoing transfer and conveyance is expressly made subject to the provisions of Section 6.4 of the Lease.

Dated: As of January 1, 1996

                                       "Transferor"

                                       HEALTH CARE PROPERTY INVESTORS, INC.,
                                       a Maryland corporation


                                       By:______________________________________
                                          Edward J. Henning
                                          Senior Vice President,
                                          General Counsel and Corporate
                                          Secretary

                                 SCHEDULE 10.13


      THP has entered into lease agreements substantially identical to Exhibit
10.13 as follows:

      1. Operating Lease dated March 28, 1991 by and between Health Care Property Investors, Inc. and Cardinal of Indiana, Inc. ("COI") for Petersburg, Indiana facility, as amended by that certain Amendment to Operating Lease dated November 1, 1993, as assigned to THP pursuant to that certain Lease Assignment, Consent and Release dated November 1, 1993, as amended by that certain Second Amendment to Operating Lease dated April 1, 1994, as amended by that certain Third Amendment to Operating Lease dated March 31, 1995, as amended by that certain Fourth Amendment to Operating Lease dated January 1, 1996. Material details in which this agreement, as amended, differs from Exhibit 10.13 are that the "Minimum Rent" is $361,276 per year, and the "Base Revenues" are $2,297,407.

      2. Operating Lease dated March 28, 1991 by and between Health Care Property Investors, Inc. and COI for Ferdinand, Indiana facility, as amended by that certain Amendment to Operating Lease dated November 1, 1993, as assigned to THP pursuant to that certain Lease Assignment, Consent and Release dated November 1, 1993, as amended by that certain Second Amendment to Operating Lease dated April 1, 1994, as amended by that certain Third Amendment to Operating Lease dated March 31, 1995, as amended by that certain Fourth Amendment to Operating Lease dated January 1, 1996. Material details in which this agreement, as amended, differs from Exhibit 10.13 are that the "Minimum Rent" is $283,154 per year, and the "Base Revenues" are $2,427,694.

      3. Operating Lease dated March 28, 1991 by and between Health Care Property Investors, Inc. and COI for Lowell, Indiana facility, as amended by that certain Amendment to Operating Lease dated November 1, 1993, as assigned to THP pursuant to that certain Lease Assignment, Consent and Release dated November 1, 1993, as amended by that certain Second Amendment to Operating Lease dated April 1, 1994, as amended by that certain Third Amendment to Operating Lease dated March 31, 1995, as amended by that certain Fourth Amendment to Operating Lease dated January 1, 1996. Material details in which this agreement, as amended, differs from Exhibit 10.13 are that the "Minimum Rent" is $531,929 per year, and the "Base Revenues" are $3,853,838.

      4. Operating Lease dated August 8, 1990 by and between Health Care Property Investors, Inc. and HRO Acquisition Corporation ("HRO") for Jeffersonville, Indiana facility, as amended by that certain Amendment to Operating Lease dated November 1, 1993, as assigned to THP pursuant to that certain Lease Assignment, Consent and Release dated November 1, 1993, as amended by that certain Second Amendment to Operating Lease dated April 1, 1994, as amended by that certain Third Amendment to Operating Lease dated June 29, 1994, as amended by that certain Fourth Amendment to Operating Lease dated March 31, 1995, as amended by that certain Fifth Amendment to Operating Lease dated July 10, 1995, as amended by that certain Sixth Amendment to Operating Lease dated January 1, 1996. Material details in which this agreement, as amended, differs from Exhibit 10.13 are that the "Fixed Term" expires on August 7, 2005, the "Minimum Rent" is $912,770 per year, the "Base Revenues" are $7,270,184, and the "Renewal and Purchase Group" for this agreement is Hillcrest Nursing Home and Red Oaks Nursing Home. In addition, the legal description of the real property leased to THP has been amended due to sales of portions of the real property to the Board of Directors of Clark Memorial Hospital in lieu of condemnation.

      5. Operating Lease dated August 8, 1990 by and between Health Care Property Investors, Inc. and HRO for La Porte, Indiana facility, as amended by that certain Amendment to Operating Lease dated November 1, 1993, as assigned to THP pursuant to that certain Lease Assignment, Consent and Release dated November 1, 1993, as amended by that certain Second Amendment to Operating Lease dated April 1, 1994, as amended by that certain Third Amendment to Operating Lease dated March 31, 1995, as amended by that certain Fourth Amendment to Operating Lease dated January 1, 1996. Material details in which this agreement, as amended, differs from Exhibit 10.13 are that the "Fixed Term" expires on August 7, 2005, the "Minimum Rent" is $670,076 per year, the "Base Revenues" are $4,863,037, and the "Renewal and Purchase Group" for this agreement is Hillcrest Nursing Home and Red Oaks Nursing Home.